MERGER AGREEMENT


                                  by and among


                            DOLLAR TREE STORES, INC.


                                DT KEYSTONE, INC.


                              DOLLAR EXPRESS, INC.

                                       and

                               THE SHAREHOLDERS OF


                              DOLLAR EXPRESS, INC.



                                  April 5, 2000















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                                TABLE OF CONTENTS

ARTICLE 1
      THE MERGER..............................................................2
      1.1   Surviving Corporation.............................................2
      1.2   Articles of Incorporation.........................................2
      1.3   Bylaws............................................................2
      1.4   Directors and Officers............................................2
      1.5   Effective Time....................................................3
      1.6   Other Effects of the Merger.......................................3
      1.7   Tax-Free Reorganization...........................................3
      1.8   Registration of Shares............................................3

ARTICLE 2
      CONVERSION OF SHARES....................................................4
      2.1   Conversion or Cancellation of Shares..............................4
            (a)   Cancellation of Treasury Stock and Parent-Owned
                  Stock; Conversion of Company Preferred Stock................4
            (b)   Exchange Ratio..............................................4
            (c)   Escrow of Shares............................................5
            (d)   Stock Splits, etc...........................................5
            (e)   Stock of Sub................................................5
      2.2   Fractional Shares.................................................6
      2.3   Procedures Relating to Company Shares.............................6
            (a)   Exchange of Certificates....................................6
            (b)   Cash Payments...............................................7
            (c)   Lost, Mislaid, Stolen or Destroyed Certificates.............7
            (d)   No Stock Transfers..........................................7
            (e)   Unclaimed Merger Consideration..............................7
            (f)   Dissenting Shares...........................................8

ARTICLE 3
      CLOSING.................................................................8
      3.1   Time and Place of Closing.........................................8

ARTICLE 4
      COMPANY REPRESENTATIONS AND WARRANTIES..................................9
      4.1   Organization and Good Standing....................................9
      4.2   Authority; No Conflict...........................................10
      4.3   Capitalization...................................................12
      4.4   Subsidiaries; Affiliates; Conflict of Interest...................14
      4.5   Investments in Others............................................15


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      4.6   Financial Statements.............................................15
      4.7   Unreported and Contingent Liabilities............................16
      4.8   Absence of Certain Changes.......................................16
      4.9   Licenses and Permits.............................................17
      4.10  Litigation.......................................................18
      4.11  Inventory........................................................18
      4.12  Real Property....................................................19
      4.13  Environmental Matters............................................20
      4.14  Compliance With Laws Generally...................................22
      4.15  Employee Benefit Plans...........................................22
      4.16  Intellectual Property............................................26
      4.17  Tax Matters......................................................27
      4.18  No Broker Involved...............................................29
      4.19  Contracts........................................................29
      4.20  Officers and Employees...........................................30
      4.21  Labor Relations..................................................31
      4.22  Insurance........................................................32
      4.23  Title to Property and Related Matters............................32
      4.24  Accounts and Notes Receivable....................................32
      4.25  Undisclosed Payments.............................................32
      4.26  Business Practices...............................................33
      4.27  Affiliates.......................................................33
      4.28  Pooling..........................................................33
      4.29  Reorganization Under Section 368 of the Code.....................34
      4.30  SEC Reports......................................................34
      4.31  Full Disclosure..................................................34

ARTICLE 5
      SHAREHOLDER REPRESENTATIONS AND WARRANTIES.............................34
      5.1   Authority; No Conflict...........................................35
      5.2   Securities Law Matters...........................................35
      5.3   Due Diligence....................................................37
      5.4   Company Representations..........................................37

ARTICLE 6
      REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB.......................38
      6.1   Organization.....................................................38
      6.2   Authority; No Conflict...........................................39
      6.3   Capitalization...................................................40
      6.4   SEC Reports......................................................40
      6.5   Financial Statements.............................................41
      6.6   No Undisclosed Liabilities.......................................41


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      6.7   Legal Proceedings................................................42
      6.8   Parent Common Stock..............................................42
      6.9   Pooling..........................................................42
      6.10  Reorganization under Section 368 of the Code.....................42
      6.11  Brokers..........................................................42
      6.12  No Material Adverse Change.......................................42

ARTICLE 7
      PRE-CLOSING COVENANTS..................................................42
      7.1   Conduct of Business..............................................42
      7.2   Cooperation......................................................45
      7.3   Notification of Certain Matters..................................45
      7.4   Company Loan Repayment by Parent.................................45
      7.5   Release of Shareholder Guarantees................................45

ARTICLE 8
      ADDITIONAL AGREEMENTS..................................................46
      8.1   Public Announcements.............................................46
      8.2   Pooling of Interests Accounting..................................46
            (a)   Pooling Affiliates.........................................46
            (b)   Actions Jeopardizing Pooling Treatment.....................46
            (c)   Company Affiliate Agreements...............................46
            (d)   Affiliate Stock Legends....................................46
      8.3   Non-Competition Agreements.......................................47
      8.4   Certain Shareholder Covenants....................................47
      8.5   Shareholder Representative.......................................48
      8.6   Additional Shares Listing Application............................49
      8.7   Antitrust Filing.................................................49
      8.8   No Solicitation of Transactions..................................50
      8.9   Shareholder Approval.............................................51
      8.10  Dissenters' Rights Notices.......................................51
      8.11  Access to Information; Confidentiality...........................51
      8.12  Indemnification of Directors and Officers of the Company.........52
      8.13  Letters of Company Accountants...................................52
      8.14  Commercially Reasonable Efforts to Effect The Merger.............52
      8.15  Company Termination Benefits.....................................54
      8.16  Company Employee Benefit Plans...................................54
      8.17  Tax Treatment....................................................55
      8.18  Takeover Laws....................................................55
      8.19  Current Report...................................................55
      8.20  Collective Bargaining Agreement..................................55
      8.21  Company Option Plan..............................................55


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      8.22  Related Party Agreements.........................................56

ARTICLE 9
      CONDITIONS TO MERGER...................................................56
      9.1   Conditions Precedent to Obligation of Each Party.................56
            (a)   HSR Act....................................................56
            (b)   No Restraints..............................................56
      9.2   Conditions Precedent to Obligations of Parent and Sub............57
            (a)   Accuracy of Representations and Warranties.................57
            (b)   Performance of Covenants...................................57
            (c)   Deliveries.................................................57
            (d)   Consents...................................................58
            (e)   Dissenting Shares..........................................58
            (f)   No Material Adverse Change.................................59
            (g)   No Litigation..............................................59
      9.3   Conditions Precedent to Obligations of Company and the
            Shareholders.....................................................59
            (a)   Accuracy of Representations and Warranties.................59
            (b)   Performance of Covenants...................................59
            (c)   Deliveries.................................................59
            (d)   No Material Adverse Change.................................60
            (e)   Listing....................................................60
            (f)   Effectiveness of Registration Statement....................60
            (g)   No Litigation..............................................60

ARTICLE 10
      SURVIVAL AND INDEMNIFICATION...........................................61
      10.1  Indemnification Obligations of the Shareholders..................61
      10.2  Indemnification Obligations of Parent............................62
      10.3  Limitations on Indemnification...................................62
      10.4  Indemnification Procedure........................................63
      10.5  Survival; Claims Period..........................................64
      10.6  Recovery.........................................................65
      10.7  Exclusive Remedy.................................................65

ARTICLE 11
      TERMINATION, AMENDMENT AND WAIVER......................................65
      11.1  Termination......................................................65
      11.2  Effect of Termination............................................66
      11.3  Amendment........................................................66
      11.4  Extension; Waiver................................................67
      11.5  Expenses.........................................................67


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ARTICLE 12
      MISCELLANEOUS..........................................................67
      12.1  Taxes............................................................67
      12.2  Benefits and Burdens: Assignment.................................67
      12.3  Notices..........................................................68
      12.4  Entire Agreement.................................................69
      12.5  Construction; Certain Definitions................................70
      12.6  Incorporation of Exhibits and Schedules..........................70
      12.7  Disclosure Schedules.............................................70
      12.8  Counterparts.....................................................70
      12.9  Governing Law....................................................71
      12.10 Enforcement; Jurisdiction; Waiver of Jury Trial..................71
      12.11 Severability.....................................................71
      12.12 Time.............................................................72
      12.13 Knowledge........................................................72
      12.14 Statutes.........................................................72



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                                  DEFINED TERMS

The following is a list of the defined terms used in this Agreement:

TERMS                                                                  SECTION

1997 Financial Statements........................................Section 4.6(a)
1998 Financial Statements........................................Section 4.6(a)
1999 Financial Statements........................................Section 4.6(a)
Acquisition Proposal.............................................Section 8.8(b)
Affiliate.......................................................Sections 4.4(b)
Affiliate Agreements.............................................Section 8.2(c)
Agreement..............................................................Recitals
Articles of Merger..................................................Section 1.5
Assumed Option .................................................Section 8.21(a)
Average Closing Price............................................Section 2.2(b)
Benefit Plans...................................................Section 4.15(b)
Blue Sky Laws.................................................Section 4.2(d)(i)
CERCLA..........................................................Section 4.13(b)
Certificate(s) ..................................................Section 2.3(a)
Claims Period.......................................................Section10.5
Closing.............................................................Section 3.1
Closing Date........................................................Section 3.1
COBRA...........................................................Section 4.15(e)
Code ..................................................................Recitals
Company................................................................Recitals
Company Common Stock................................................Section 2.1
Company Contract................................................Section 4.19(a)
Company Disclosure Schedule...........................................Article 4
Company Material Adverse Effect .................................Section 4.1(a)
Company Option Plan..............................................Section 2.1(b)
Company Preferred Stock.............................................Section 2.1
Company Registration Statement.....................................Section 4.30
Company Shares......................................................Section 2.1
Confidential Information .......................................Section 8.11(b)
Consent......................................................Section 4.2(c)(vi)
Constituent Corporations............................................Section 1.1
Contemplated Transactions........................................Section 4.2(a)
control.........................................................Sections 4.4(b)
Damages............................................................Section 10.1
Dissenting Shares.............................................Section 2.3(f)(i)
E&Y................................................................Section 8.13


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E&Y Pooling Letter.................................................Section 8.13
Effective Time......................................................Section 1.5
Employees.......................................................Section 4.15(b)
Encumbrance.................................................Section 4.2(c)(vii)
environment.....................................................Section 4.13(e)
Environmental Law(s)............................................Section 4.13(a)
ERISA...........................................................Section 4.15(a)
Escrow Agreement.................................................Section 2.1(c)
Escrow Shares....................................................Section 2.1(c)
Exchange Act..................................................Section 4.2(d)(i)
Exchange Ratio...................................................Section 2.1(b)
Expenses...........................................................Section 11.5
Financial Statement Date.........................................Section 4.6(a)
Fully Diluted Company Shares.....................................Section 2.1(b)
GAAP........................................................Section 4.2(c)(iii)
Governmental Authorization..................................Section 4.2(c)(iii)
Governmental Body............................................Section 4.2(c)(ii)
hazardous materials................................................Section 4.13
HSR Act.......................................................Section 4.2(d)(i)
including.......................................................Section 12.5(b)
Indemnified Party...............................................Section 10.4(a)
Indemnifying Party..............................................Section 10.4(a)
Intellectual Property...........................................Section 4.16(a)
Interim Balance Sheet............................................Section 4.6(b)
Interim Financial Statements.....................................Section 4.6(b)
Inventory..........................................................Section 4.11
KPMG.............................................................Section 2.1(c)
KPMG Pooling Letter..........................................Section 9.2(c)(vi)
Leased Real Property............................................Section 4.12(a)
Leases..........................................................Section 4.12(d)
Legal Requirement............................................Section 4.2(c)(ii)
Merger.................................................................Recitals
Merger Consideration.............................................Section 2.1(b)
Multiemployer Plan..............................................Section 4.15(h)
Nasdaq...........................................................Section 2.2(b)
Non-Competition Agreements..........................................Section 8.3
Options.......................................................Section 4.3(b)(i)
Order........................................................Section 4.2(c)(ii)
Organizational Documents.........................................Section 4.1(b)
Parent.................................................................Recitals
Parent Balance Sheet................................................Section 6.5
Parent Basket Amount............................................Section 10.3(b)


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Parent Basket Losses............................................Section 10.3(a)
Parent Common Stock.................................................Section 1.8
Parent Disclosure Schedule............................................Article 6
Parent Indemnified Parties.........................................Section 10.1
Parent Losses......................................................Section 10.1
Parent Material Adverse Effect...................................Section 6.1(a)
Parent Preferred Stock..............................................Section 6.3
Parent Registration Statement.......................................Section 1.8
Parent SEC Reports.................................................Sections 6.4
Parent Stock Options................................................Section 6.3
Pennsylvania Law.......................................................Recitals
Person..........................................................Section 12.5(b)
Pooling Affiliate................................................Section 8.2(a)
pooling of interests...............................................Section 4.28
Proceeding.........................................................Section 4.10
Product Safety Law.................................................Section 4.11
Public Disclosure Law...............................................Section 8.1
Qualified Retirement Plan.......................................Section 4.15(k)
Recapitalization Documents.......................................Section 8.4(c)
Registration Rights Agreement.......................................Section 1.8
Related Party Agreements...........................................Section 8.22
Related Party Leases...............................................Section 8.22
Related Party Obligations........................................Section 4.4(d)
release.........................................................Section 4.13(e)
Representatives .................................................Section 8.8(a)
S Corporation Period............................................Section 4.17(j)
S Election......................................................Section 4.17(j)
SEC..............................................................Section 4.1(c)
Securities Act................................................Section 4.2(d)(i)
Shareholder(s).........................................................Recitals
Shareholder Basket Amount.......................................Section 10.3(a)
Shareholder Basket Losses.......................................Section 10.3(b)
Shareholder Guarantees..............................................Section 7.5
Shareholder Indemnification Parties................................Section 10.2
Shareholder Losses.................................................Section 10.2
Shareholder Questionnaire........................................Section 5.2(g)
Shareholder Representative.......................................Section 8.5(a)
Significant Subsidiary...............................Sections 4.1(c) and 6.1(c)
Spain Employment Agreements......................................Section 8.4(a)
Sub....................................................................Recitals
Subsidiary.......................................................Section 2.1(a)
Surviving Corporation...............................................Section 1.1


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Tax.............................................................Section 4.17(a)
Tax Return......................................................Section 4.17(b)
Terminating Company Breach......................................Section 11.1(b)
Terminating Parent Breach.......................................Section 11.1(c)
Unanimous Consent................................................Section 4.2(b)


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                                    EXHIBITS




Exhibit A         Form of Registration Rights Agreement

Exhibit B         Form of Escrow Agreement

Exhibit C         Form of Affiliate Agreement

Exhibits D1-D3    Form of Non-Competition Agreements



                                    SCHEDULES


Company Disclosure Schedule

Parent Disclosure Schedule

Schedule 8.16     Benefit Plan Matters

Schedule 9.2(d)   Lease Consents

Schedule 9.3(d)   Certain Material Adverse Changes

Schedule 10.1(e)  Certain Matters Related to Damages

Schedule 10.1(f)  Certain Matters Related to Damages








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                                MERGER AGREEMENT

      THIS MERGER AGREEMENT, dated April 5, 2000 ("Agreement"), by and among DOLLAR TREE STORES, INC., a Virginia corporation ("Parent"), DT KEYSTONE, INC., a Pennsylvania corporation and a wholly owned subsidiary of Parent ("Sub"), and DOLLAR EXPRESS, INC., a Pennsylvania corporation ("Company"), and THE UNDERSIGNED SHAREHOLDERS OF COMPANY, the sole common and preferred shareholders of the Company (each may be referred to herein as a "Shareholder" or collectively as the "Shareholders").

                              W I T N E S S E T H:

      WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have each determined that it is in the best interests of their respective shareholders that, upon the terms and subject to the conditions of this Agreement and in accordance with the Pennsylvania Business Corporation Law ("Pennsylvania Law"), Sub and the Company will enter into a business combination transaction pursuant to which Sub will merge with and into the Company (the "Merger");

      WHEREAS, Parent and Sub require the Merger to be accounted for as a pooling of interests and to qualify as a "reorganization" within the meaning of
Section 368 of the Internal Revenue Code of 1986, as amended (the "Code");

      WHEREAS, the parties have determined that the Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals;

      WHEREAS, the Boards of Directors of Sub and Parent (on behalf of Parent and in its capacity as sole shareholder of Sub) have approved this Agreement, the Merger, and the transactions contemplated hereby in accordance with applicable law and the Articles or Certificate of Incorporation and Bylaws of Parent and Sub;

      WHEREAS, the Board of Directors of the Company has (i) approved this Agreement, the Merger, and the transactions contemplated hereby in accordance with the requirements of Pennsylvania Law and the Articles of Incorporation and the Bylaws of the Company; (ii) found this Agreement, the Merger, and the transactions contemplated hereby to be fair to the Shareholders; and (iii) directed this Agreement and the Merger to be submitted to, and recommended approval by, the Shareholders;

      WHEREAS, the Shareholders have irrevocably and unanimously approved the Merger;



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      WHEREAS,  following the Merger,  Parent intends to liquidate the surviving corporation and merge it into Parent;

      WHEREAS, the Company and the Shareholders, on the one hand, and Parent and Sub, on the other hand, desire to make certain representations, warranties, covenants and other agreements in connection with the Merger; and

      WHEREAS, a portion of the shares of common stock of Parent otherwise issuable by Parent in connection with the Merger shall be placed in escrow by Parent for purposes of satisfying damages, losses, expenses and other similar charges which result from breaches of the representations, warranties and covenants of the Company and the Shareholders contained herein.

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE 1
                                   THE MERGER

      1.1 Surviving Corporation. Subject to the provisions of this Agreement and applicable law, at the Effective Time (as defined in Section 1.5), Sub shall be merged with and into the Company, and the separate corporate existence of Sub shall cease. The Company shall be the surviving corporation in the Merger and shall continue its corporate existence under the laws of the Commonwealth of Pennsylvania. (Sub and Company are sometimes referred to below as the "Constituent Corporations" and Company is sometimes referred to below as the "Surviving Corporation")

      1.2 Articles of  Incorporation.  At the  Effective  Time,  the Articles of
Incorporation of the Surviving Corporation shall be amended to have the same form as the Articles of Incorporation of Sub, provided however that the name of the Surviving Corporation shall be "Dollar Express, Inc."

      1.3 Bylaws. At the Effective Time, the Surviving Corporation shall adopt amended and restated Bylaws in the same form as the Bylaws of the Company.

      1.4 Directors and Officers. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately after the Effective Time, each to hold the office of director of the Surviving Corporation in accordance with the provisions of the applicable laws of the Commonwealth of Pennsylvania and the Articles of Incorporation and Bylaws of the Surviving Corporation until their successors are duly qualified and elected. The officers of Sub immediately prior to the Effective Time shall be the


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officers of the Surviving Corporation immediately after the Effective Time, each to hold office in accordance with the provisions of the Bylaws of the Surviving Corporation.

      1.5 Effective Time. Upon satisfaction or waiver of the conditions set forth in Article 9 hereof, and if this Agreement shall not have been terminated in accordance with Article 11 hereof, the parties hereto shall cause an agreement of merger in such form as is required by the relevant provisions of the Pennsylvania Code (the "Articles of Merger") to be duly prepared, adopted by the relevant Boards of Directors, executed and acknowledged and thereafter delivered to the Secretary of State of Pennsylvania for filing, as provided in Pennsylvania Law, as soon as practicable on or after the Closing Date (as defined in Article 3). The Merger shall become effective as of the time of filing of a properly adopted and executed Articles of Merger or at such later date and time as is specified in the Articles of Merger. The date and time when the Merger becomes effective is herein referred to as the "Effective Time."

      1.6 Other Effects of the Merger. The Merger shall have all further effects as specified in the applicable provisions of Pennsylvania Law. Without limiting the generality of the foregoing, at and after the Effective Time, the Surviving Corporation will possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well as for stock subscriptions and all other things in action or belonging to each of the Constituent Corporations, will be vested in the Surviving Corporation, and all property, rights, privileges, powers and franchises, and all and every other interest will be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise, in either of the Constituent
Corporation, will not revert or be in any way impaired; but all rights of creditors and all liens upon any property of either of the Constituent Corporations will be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations will thereafter attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts and liabilities had been incurred by it.

      1.7 Tax-Free Reorganization. The Merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Code. This Agreement is intended to constitute a plan of reorganization within the meaning of the regulations promulgated under Section 368(a) of the Code.

      1.8 Registration of Shares. Parent shall file a registration statement on Form S-3 ("Parent Registration Statement") covering the resale by the Shareholders of 1.8 million of the shares of voting common stock, par value $.01 per share, of Parent (the "Parent Common Stock") to be issued in the Merger. In connection therewith Parent and Shareholders shall


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execute and deliver  simultaneously  herewith a Registration Rights Agreement in the form attached hereto as Exhibit A (the "Registration Rights Agreement").

                                    ARTICLE 2
                              CONVERSION OF SHARES

      2.1 Conversion or Cancellation of Shares.

      "Company Shares" means the Company's common stock ("Company Common Stock") and the Company's Series A Cumulative Convertible Preferred Stock ("Company Preferred Stock") without distinction. Subject to the provisions of this Article 2, at the Effective Time, by virtue of the Merger and without any further action by the holders thereof, the Company Shares issued and outstanding immediately prior to the Effective Time shall be canceled and extinguished and automatically converted into shares of Parent Common Stock, as follows:

            (a) Cancellation of Treasury Stock and Parent-Owned Stock; Conversion of Company Preferred Stock. All Company Common Stock that is owned by Company as treasury stock and any Company Common Stock owned by Parent, Sub or any other wholly owned Subsidiary (as defined below) of Parent will be canceled and retired and will cease to exist and no stock of Parent or other consideration will be delivered in exchange therefor. Prior to the Effective Time, Shareholders holding any outstanding shares of Company Preferred Stock agree to convert such shares into shares of Company Common Stock in accordance with the terms of the Company Preferred Stock, such that no shares of Company Preferred Stock shall be outstanding at the Effective Time. All shares of Parent Common Stock owned by Company will remain unaffected by the Merger. As used in this Agreement, the word "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

            (b)  Exchange  Ratio.  Other than  Dissenting  Shares (as defined in
Section 2.3) and shares to be canceled in accordance with Section 2.1(a) above), each Company Share issued and outstanding immediately prior to the Effective Time shall be converted, subject to Sections 2.1(c) and 2.2, into the right to receive that number of shares of Parent Common Stock as is determined by multiplying such Company Share by a ratio equal to (i) six million (6,000,000) shares of Parent Common Stock ("Merger Consideration") divided by (ii) the Fully Diluted Company Shares (such ratio shall be referred to herein as the "Exchange Ratio"). "Fully

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


Diluted Company Shares" shall be equal to the sum of (A) the total number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and shall include, without double counting, (1) Dissenting Shares and (2) shares of Company Common Stock into which the Company Preferred Stock shall be converted pursuant to Section 2.1(a) above PLUS (B) the total number of shares of Company Common Stock issuable upon the exercise of Options (as defined in Section 4.3(b)(i)), which number shall include Options issued under the Dollar Express, Inc. 1999 Stock Option Plan ("Company Option Plan"). All such Company Shares, when so converted, will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and each holder of a certificate representing any such shares will cease to have any rights with respect thereto, except the right to receive the shares of Parent Common Stock and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 2.2, without interest.

            (c) Escrow of Shares. An aggregate of five percent (5%) of the shares of Parent Common Stock issuable with respect to Company Shares in the Merger (exclusive of Dissenting Shares but including any dividends or distributions accrued or made with respect to such shares of Parent Common Stock after the Effective Time and any other securities or property which may be issued after the Effective Time in exchange for such shares of Parent Common Stock in any merger or recapitalization or similar transaction involving Parent, the "Escrow Shares") shall be transferred and pledged when and as issued on a pro rata basis to the Escrow Agent (as defined in the "Escrow Agreement" attached as Exhibit B) to secure the indemnification obligations of the Shareholders pursuant to this Agreement and the Escrow Agreement. Such Escrow Shares shall be comprised exclusively of restricted shares of Parent Common Stock issuable in the Merger.

            (d) Stock Splits, etc. If after the date of the signing of this Agreement but prior to the Effective Time, Parent should split or combine the Parent Common Stock, or pay a stock dividend or other stock distribution in Parent Common Stock, or otherwise change the Parent Common Stock into any other securities, or make any other dividend or distribution on the Parent Common Stock, then the Exchange Ratio and the number of shares of Parent Common Stock constituting the aggregate consideration issuable in the Merger in respect of Company Common Stock shall be appropriately adjusted to reflect such change.

            (e) Stock of Sub. Each share of common stock, no par value, of Sub issued and outstanding immediately prior to the Effective Time shall remain as one issued and outstanding share of common stock, no par value, of the Surviving Corporation as of and after the Effective Time.

      2.2 Fractional Shares.

            (a) No scrip or fractional shares of Parent Common Stock shall be issued in the Merger. For purposes of determining the number of shares of Parent Common Stock to be issued to each Shareholder in the Merger, all the Company
Shares owned by such Shareholder shall be aggregated prior to applying the Exchange Ratio. If, after such aggregation, any Shareholder is to receive a fractional share, such Shareholder shall be entitled, after the later of (a) the Effective Time or (b) the surrender of such Shareholder's Certificate(s) (as defined below) that represent such Company Shares, to receive from Parent an amount in cash in lieu of such fractional share, based on the Average Closing Price (as defined below).

            (b) For the purposes of this calculation, each share of Parent Common Stock shall be valued at the arithmetic average of the closing price per share of Parent Common Stock, as reported on the Nasdaq National Market System (the "Nasdaq") for each of the five (5) consecutive trading days ending with the trading day which occurs immediately prior to the Effective Time (the "Average Closing Price"). If Parent effects any stock split, stock combination, stock dividend or similar transaction with respect to the outstanding shares of Parent Common Stock during the five consecutive trading days during which the Average Closing Price is determined, the dollar amounts in the preceding sentence shall be appropriately adjusted to reflect such change.

      2.3 Procedures Relating to Company Shares.

            (a) Exchange of Certificates. On or prior to the Closing Date, each Shareholder shall surrender all outstanding certificates which immediately prior to the Effective Time represented Company Shares (the "Certificate" or "Certificates") for payment therefor and conversion thereof. Delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to Parent. Upon surrender to Parent of a Certificate, the holder of such Certificate shall be entitled to receive in exchange therefor (i) one or more certificates as requested by the holder (properly issued, executed and countersigned, as appropriate) representing that number of whole shares of fully paid and nonassessable shares of Parent Common Stock to which such holder of Company Shares shall have become entitled pursuant to the provisions of Section 2.1 hereof; (ii) as to any fractional share of Parent Common Stock, a check representing the cash consideration to which such holder shall have become entitled pursuant to Section 2.2 hereof; and (iii) any dividend or other distribution to which such holder is entitled pursuant to
Section 2.3(b) hereof, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash payable upon the surrender of the Certificates. If any portion of the consideration to be received pursuant to Sections 2.1, 2.2 and 2.3(b) upon exchange of a Certificate (whether a certificate representing shares of Parent Common Stock or by check representing cash for a fractional share) is to be issued or paid to a person other than the person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition of such issuance and payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such exchange shall pay in advance any transfer or other taxes required by reason of the issuance of a Certificate or a check representing cash for a fractional share to such other person, or established to the satisfaction of Parent that such tax has been paid or that such tax is not applicable. From the Effective Time until surrender in accordance with the provisions of this
Section 2.3, each Certificate shall represent for all purposes only the right to receive the consideration provided in Sections 2.1, 2.2 and 2.3(b). All payments of respective shares of Parent Common Stock that are made upon surrender of Certificates in accordance with the terms hereof shall be deemed to have been made in full satisfaction of rights pertaining to the Company Shares evidenced by such Certificates.

            (b) Cash Payments. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2, in each case until the surrender of such Certificate in accordance with this Article 2. Following surrender of any such Certificate, there shall be paid to the holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.2 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock; and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

            (c) Lost, Mislaid, Stolen or Destroyed Certificates.  In the case of any lost, mislaid,  stolen or destroyed  Certificate,  the holder thereof may be required, as a condition precedent to delivery to such holder of the consideration described in Sections 2.1, 2.2 and 2.3(b) hereof, to deliver to Parent a bond in such reasonable sum or a reasonably satisfactory indemnity agreement as Parent may direct as indemnity against any claim that may be made against Parent or the Surviving Corporation with respect to the Certificate alleged to have been lost, mislaid, stolen or destroyed.

            (d) No Stock Transfers. After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of the Company Shares that were outstanding immediately prior to the Effective Time.
If, after the Effective Time, Certificates are presented to the Surviving Corporation for transfer, they shall be canceled and exchanged for the consideration described in Sections 2.1, 2.2 and 2.3(b) hereof.

            (e) Unclaimed Merger Consideration. Any shares of Parent Common Stock or cash due former shareholders of the Company pursuant to Sections 2.1,
2.2 and 2.3(b)
hereof that remain unclaimed after the Effective Time shall be held by Parent, and any former holder of Company Shares who has not theretofore complied with
Section 2.3(a) shall thereafter look only to Parent for issuance of the number of shares of Parent Common Stock and other consideration to which such holder has become entitled pursuant to the provisions of Sections 2.1, 2.2 and 2.3(b) hereof; provided, however, that neither Parent nor any party hereto shall be liable to a former holder of Company Shares for any amount required to be paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

            (f) Dissenting Shares.

                  (i) To the extent that the availability of dissenters'  rights are mandated under Pennsylvania Law, Company Shares that have not been voted for adoption of the Merger and with respect to which dissenters' rights have been properly demanded in accordance with Pennsylvania Law (the "Dissenting Shares") shall not be converted pursuant to this Article 2 or transferred to the Escrow Agent at or after the Effective Time unless and until the holder of such shares becomes ineligible for such dissenters' rights. If a holder of Dissenting Shares becomes ineligible to assert dissenters' rights, then, as of the Effective Time or the occurrence of such event, whichever later occurs, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted pursuant to this
            Article 2 (subject to all of the rights and obligations of the Shareholders hereunder). The Company shall immediately give Parent notice of such assertion and Parent shall have the right to participate in all negotiations and proceedings with respect to any such demands. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. Holders of Dissenting Shares shall have those rights, but only those rights, of a "dissenter" under Subchapter D of Chapter 15 of Pennsylvania Law, and payment for Dissenting Shares shall only be made as required by Pennsylvania Law.

                  (ii) Each Shareholder hereby irrevocably disclaims and relinquishes, for himself, his personal representative, successors, heirs and assigns any and all rights to demand or be paid for the fair value of such Company Shares as described in Section 2.3(f)(i) above.

                                    ARTICLE 3
                                     CLOSING

      3.1 Time and Place of Closing. The closing ("Closing") will take place at 10:00 a.m. Virginia time on a date to be specified by the parties, at a mutually agreed location, no later than the second business day after fulfillment of all the conditions set forth in Article 9 which have not been waived by the Company or by Parent, as the case may be. The date on which the Closing is held is referred to as the "Closing Date."

                                    ARTICLE 4
                     COMPANY REPRESENTATIONS AND WARRANTIES

      The Company represents and warrants to Parent and Sub, that subject only to the exceptions specifically stated in this Article and in Article 5 and contained in the disclosure schedule delivered by the Company to Parent concurrently and identified as the "Company Disclosure Schedule," the following representations, warranties and schedules are true, accurate, and complete as of the date of this Agreement and as of the Closing Date. On the Closing Date, the Company shall supplement or amend the Company Disclosure Schedule with respect to any matter hereafter arising which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in such disclosure schedules or which is necessary to correct any information in any such disclosure schedules which has been rendered inaccurate thereby. No supplement or amendment to such disclosure schedules shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article 9 of this Agreement.

      4.1 Organization and Good Standing.

            (a) Company and each of its Subsidiaries are corporations duly organized, validly existing, and in good standing under the laws of their respective jurisdictions of incorporation, with full corporate power and authority to conduct their respective businesses as now being conducted, to own or use the respective properties and assets that they purport to own or use, and to perform all their respective obligations under any Company Contracts (as defined in Section 4.19(a)). Company and each of its Significant Subsidiaries (as defined below) are duly qualified to do business as foreign corporations and are in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by them, or the nature of the activities conducted by them, requires such qualification, except where the failure to be so qualified could not reasonably be expected to, individually or in the aggregate, result in a material adverse effect on the business, assets, condition (financial or otherwise), or results of operation of Company and its Subsidiaries, taken as a whole (a "Company Material Adverse Effect").

            (b) Company has previously delivered to Parent true, correct and complete copies of the Certificates or Articles of Incorporation and Bylaws, and any other formation and organizational documents, as the case may be, including all amendments thereto ("Organizational Documents"), of Company and each of its Subsidiaries, as currently in effect. The minute books of Company and each of its Subsidiaries have been made available to counsel for Parent and such minute books are the only minute books of Company and its Subsidiaries and contain a reasonably accurate summary of all material actions and decisions occurring during all meetings of directors (or committees thereof) and the shareholders or actions by written consent since the time of incorporation of Company and its Subsidiaries.

            (c) As used in this Agreement, a "Significant Subsidiary" of Company is a Subsidiary of Company that constitutes a Significant Subsidiary of Company within the meaning of Rule 1-02 of Regulation S-X of the United States Securities and Exchange Commission (the "SEC"). All Subsidiaries of Company that are not Significant Subsidiaries of Company would not, if combined, constitute a Significant Subsidiary of Company within the meaning of such Rule 1-02.

      4.2 Authority; No Conflict.

            (a) Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and all of the transactions contemplated by this Agreement and by all agreements, documents and instruments to be executed and delivered in connection herewith or in connection with the Closing hereon (collectively, the "Contemplated Transactions"). The execution and delivery of this Agreement by Company and the consummation by Company of the Contemplated Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Company are necessary to authorize this Agreement or to consummate the Contemplated Transactions (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by Pennsylvania). This Agreement has been duly and validly executed and delivered by Company and constitutes the legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as enforceability may be limited by laws of general application relating to bankruptcy, insolvency and debtors' relief, and by general principles of equity.

            (b) Pursuant to those certain unanimous consents in writing dated March 31, 2000 (collectively, the "Unanimous Consents"), certified copies of which are attached at Section 4.2(b) of the Company Disclosure Schedule, each of the Board of Directors and Shareholders of Company have, as of the date of this Agreement, determined unanimously that this Agreement and the Merger is fair to, and in the best interests of the Company and its shareholders, the Board of Directors of the Company has recommended that the Shareholders approve this Agreement and the Board of Directors and Shareholders have irrevocably approved this Agreement, the Merger and the other transactions contemplated hereby, subject only to conditions precedent set forth in Article 9. Every holder of outstanding capital stock of the Company has signed a Shareholder Unanimous Consent and has signed this Agreement. No holder of any Option granted by the Company or its subsidiaries has exercised such Option as of the date of this Agreement and no holder of unexercised Options has a right to vote on, grant approval of, or otherwise make an investment decision in connection with the approval of the Merger, this Agreement, or the Articles of Merger.

            (c) Except as set forth in Section 4.2(c) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time or both):

                  (i) contravene, conflict with, or result in a violation of (A)
            any provision of the Organizational Documents of Company or any of its Subsidiaries or of any of the Shareholders, or (B) any resolution adopted by the board of directors or the shareholders of Company or any of its Subsidiaries or any of the Shareholders;

                  (ii) contravene, conflict with, or result in a violation of, or give any federal, state, local, municipal, foreign, multinational or other governmental body, agency, branch, department, official, entity, court, tribunal or other authority ("Governmental Body") or other Person (as defined in Section 12.5(b)) the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, federal, state, local, municipal, foreign, international, multinational or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute or treaty ("Legal Requirement") or any award, decision, preliminary or permanent injunction, temporary restraining order, order of specific performance, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any Governmental Body or by any arbitrator ("Order") to which Company or any of its Subsidiaries, or any of the assets owned or used by Company or any of its Subsidiaries, may be subject;

                  (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any approval, consent, license, permit, waiver or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement ("Governmental Authorization") that is held by Company or any of its Subsidiaries, or that otherwise relates to the business of, or any of the assets owned or used by, Company or any of its Subsidiaries;

                  (iv) cause Company or any of its Subsidiaries to become subject to, or to become liable for the payment of, any Tax (as defined in Section 4.17(a));

                  (v) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the vesting, maturity or performance of, or to cancel, terminate, or modify, any material Company Contract (as defined in Section 4.19(a));

                  (vi) require any approval,  consent,  ratification,  waiver or
            other  authorization  (including  any  Governmental   Authorization)
            ("Consent") from any Person; or

                  (vii) result in the imposition or creation of any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership ("Encumbrance") upon or with respect to any of the assets owned or used by Company or any of its Subsidiaries, except, in the case of clauses (ii), (iii), (iv), (v), and (vii), for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or delay consummation of the Merger in any material respect, or otherwise prevent Company from performing its obligations under this Agreement in any material respect, and could not reasonably be expected to, individually or in the aggregate, result in a Company Material Adverse Effect.

            (d) The execution and delivery of this Agreement by Company do not, and the performance of this Agreement and the consummation of the Contemplated Transactions by Company will not, require any Consent of, or filing with or notification to, any Governmental Body, except

                  (i) for (A) applicable requirements, if any, of the Securities
            Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act of 1933, as amended (the "Securities Act") and state securities or "blue sky" laws ("Blue Sky Laws"), (B) the pre-merger notification requirements of the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended ("HSR Act"), and (C) filing and recordation of appropriate merger documents as required by Pennsylvania Law, and

                  (ii) where  failure to obtain such  Consents,  or to make such filings or notifications, would not prevent or delay consummation of the Merger in any material respect, or otherwise prevent Company from performing its obligations under this Agreement in any material respect, and could not reasonably be expected to, individually or in the aggregate, result in a Company Material Adverse Effect.

            (e) Attached as Section 4.2 (e) of the Company Disclosure Schedule is a description of (i) all amounts that may become payable; (ii) all Company Contracts that may be in default or be breached, assuming no consents or waivers are obtained; and (iii) any expense or loss that may be realized under United States Generally Accepted Accounting Principles ("GAAP"), as a result of or in connection with the Merger or the transactions contemplated by this Agreement.

      4.3 Capitalization.

            (a) The authorized capital stock of the Company and the issued and outstanding shares of capital stock are set forth in Section 4.3(a) of the Company Disclosure

Schedule. Section 4.3(a) of the Company Disclosure Schedule also sets forth a true and complete list of all of the shareholders of the Company as of the date of this Agreement, the number of shares of capital stock (designated on such list as either Company Common Stock or Company Preferred Stock) owned by each of them, the date such shares were transferred to the shareholders, and each shareholder's social security number and address. All of the Company's issued and outstanding shares of capital stock have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to preemptive rights, and have been issued in compliance with all applicable federal and state securities laws.

            (b)  Except  for the  Shareholders  and as  otherwise  set  forth in
Section 4.3(b) of the Company Disclosure Schedule, no person owns or has a beneficial or legal interest in any portion of the Company's capital stock. Except as set forth in Section 4.3(a) or in Section 4.3(b) of the Company Disclosure Schedule, there are:

                  (i) no options,  stock appreciation rights,  warrants or other rights, contracts, arrangements or commitments of any character (collectively, "Options") relating to the issued or unissued capital stock of Company or any of its Subsidiaries, or obligating Company or any of its Subsidiaries to issue, grant or sell any shares of capital stock of, or other equity interests in, or securities convertible into equity interests in, Company or any of its Subsidiaries, and

                  (ii) no  right  of  first  refusal,  co-sale  right,  right of participation, right of first offer demand, registration rights, restriction on transfer (other than pursuant to applicable securities laws), or other agreement or understanding applicable to the Company's capital stock or securities.

Since February 5, 1999, neither Company nor any of its Subsidiaries has issued or reserved any shares of its capital stock or Options in respect thereof, except with respect to the conversion of the securities or the exercise of those Options that are described on Section 4.3(b) of the Company Disclosure Schedule. All shares of Company Common Stock subject to issuance as described above will, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 4.3(b) of the Company Disclosure Schedule, neither the Company nor any Shareholder is a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement or understanding between or among any other persons, that affects or relates to the voting or giving of written consent with respect to any outstanding security of the Company, other than as contemplated hereby.

            (c) The  Company  Shares set forth as owned by each  Shareholder  on
Section 4.3(a) of the Company Disclosure Schedule are in fact owned only by such Shareholder and are free and clear of all Encumbrances, except as set forth in Section 4.3(c) of the Company Disclosure Schedule.

            (d) The Merger constitutes a "Liquidity Event" under and as defined in that certain Statement with Respect to Shares filed with the Secretary of State of Pennsylvania with respect to the Company Preferred Stock.

            (e) As of the Closing:

                  (i) all outstanding shares of the Company Preferred Stock will have been converted to shares of Company Common Stock, and all accrued and unpaid dividends under the Company Preferred Stock will have been extinguished without liability for payment;

                  (ii) all  warrants  for the  purchase of Company  Common Stock will have been canceled and will not remain outstanding or exercisable, and no holder of any such warrant shall have any rights thereunder; and

                  (iii) all Options  granted for the purchase of Company  Common
            Stock under the Company Option Plan will either have been exercised or treated in accordance with the provisions of Section 8.21.

      4.4 Subsidiaries; Affiliates; Conflict of Interest.

            (a) The Company (by itself or through its wholly-owned direct or indirect Subsidiaries) owns all of the issued and outstanding capital stock of each of its Subsidiaries. Except as set forth in Section 4.4(a) of the Company Disclosure Schedule, each outstanding share of capital stock of each of Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and each such share owned by Company or one of its Subsidiaries is free and clear of all Encumbrances of any nature whatsoever. None of the outstanding equity securities or other securities of Company or any of its Subsidiaries was issued in violation of the Securities Act or any other Legal Requirement (including Blue Sky Laws).

            (b) The business of the Company is conducted by the Company and its Subsidiaries and is not directly or indirectly conducted through any other
Affiliate (as defined below) of Company, or by any other entity. The term "Affiliate" with respect to any Person means any Person or entity which controls such Person, which that Person controls, or which is under common control with that Person. In the case of the Company, the term "Affiliate" shall include, but not be limited to, the Shareholders and the Shareholders' Affiliates. Affiliates of Shareholders include the general partner, manager, or managing entity of any Shareholder, spouse of any Shareholder, siblings and lineal descendants or ancestors of Shareholders, and any corporation, partnership, joint venture or other entity which any of the Shareholders, any spouse, sibling or lineal descendant or ancestor of a Shareholder, or a trust for the benefit of any of them, controls. For purposes of the preceding sentences, the term "control" means the power, direct or indirect, to direct or cause the direction of the management and policies of a person or entity through voting securities, contract or otherwise. Except as set forth in Section 4.4(b) of the Company Disclosure Schedule, no Affiliate of the Company has any direct or indirect interest (other than an investment interest in no more than five percent (5%) of the stock of a publicly traded company) in any creditor, competitor, supplier, customer, or lessor of Shareholders.

            (c) Except as set forth in Section 4.4(c) of the Company Disclosure Schedule, no Affiliate of the Company is presently a party to any agreement or arrangement with the Company: (i) providing for the furnishing of raw materials, products or services to or by, or (ii) providing for the sale or rental of real or personal property to or from, any such entity.

            (d) Except as set forth in Section 4.4(d) of the Company Disclosure Schedule, no Affiliate of the Company has any interest in: (i) any contract, arrangement or understanding with, or relating to, the business or operations of the Company; (ii) any loan, arrangement, understanding, agreement or contract for or relating to indebtedness of the Company; or (iii) any property (real, personal or mixed), tangible or intangible, used or currently intended to be used in, the business or operations of the Company. Following the Closing, the Company will not have any obligations of any kind to any Shareholder or any Affiliate of a Shareholder except for (i) accrued salary for the pay period commencing immediately prior to the Closing Date; and (ii) the obligations set forth at Section 4.4(d) of the Company Disclosure Schedule (collectively, the "Related Party Obligations").

      4.5 Investments in Others. The Company does not have any investment in or advance or loan to or guarantee of, or any commitment to make any investment in, advance or loan to or guarantee of, any Person, except as set forth in the Interim Balance Sheet (as defined below).

      4.6 Financial Statements.

            (a) The  Company's  audited  balance  sheets  as of the end of,  and related audited statements of income, retained earnings and cash flow for, the fiscal year ended December 30, 1999 (the "Financial Statement Date"), and the fiscal years ended December 31, 1998, and December 31, 1997, are attached hereto at Section 4.6(a) of the Company Disclosure Schedule and are referred to herein collectively as the "Financial Statements" and individually as the "1999 Financial Statements," "1998 Financial Statements" and "1997 Financial Statements," respectively. The Financial Statements (i) present fairly, in all material respects, the financial position, results of operations and changes in cash flows, as the case may be, of the Company at the Financial Statement Date; and (ii) were prepared in accordance with GAAP in a manner consistent with the Company's historic GAAP accounting practices applied on a consistent basis, except as otherwise indicated in the text of such statements.

            (b) The unaudited balance sheet of the Company and its Subsidiaries as of March 2, 2000 (the "Interim Balance Sheet"), and the related statements of income for the nine (9) week period ended March 2, 2000 attached at Section 4.6(b) of the Company Disclosure Schedule, are referred to herein as the "Interim Financial Statements." The Interim Financial Statements (i) present fairly, in all material respects, the financial position and results of operations, as the case may be, of the Company and its Subsidiaries at March 2, 2000; and (ii) except as described in Section 4.6(b) of the Company Disclosure Schedule were prepared in conformity with GAAP and in a manner consistent with the Company's historic accounting practices applied on a consistent basis, subject to normal and customary year-end closing adjustments, the lack of full footnote presentations, and lack of statements of cash flows and retained earnings.

            (c) Attached at Section 4.6(c) of the Company Disclosure Schedule are reports showing year-to-date sales information and comparable store net sales information for each of the Company's and its Subsidiaries' retail store locations separately stated for the Dollar Express operations and the Spain's Card and Gifts operations (i) on an annual basis for the fiscal year ended December 30, 1999 compared with the year ended December 31, 1998; (ii) on a comparable basis for the nine-week period ended March 2, 2000 compared with the nine-week period ended March 4, 1999; and (iii) on a weekly basis for the period from March 3, 2000 to the date hereof compared with the same period in 1999. Such reports are true and complete and correctly present actual year-to-date sales and comparable store net sales of Company in all material respects.

            (d) The Company has also provided Parent with true and correct copies of financial statements separately stated for both the Dollar Express operations and the Spain's Cards and Gifts operations for the calendar years ending December 31, 1998 and 1997, and related consolidating schedules and other schedules setting forth all intercompany accounts.

      4.7 Unreported and Contingent Liabilities.  Except as set forth at Section
4.7 of the Company Disclosure Schedule or as set forth in the 1999 Financial Statements and the Interim Financial Statements, neither the Company nor its Subsidiaries has any material liabilities or obligations, whether accrued, absolute, fixed, known or unknown, contingent or otherwise, existing, arising out of or relating to any transaction entered into, or state of facts existing, on or prior to the date of this Agreement other than liabilities and obligations incurred since the date of the Interim Balance Sheet in the ordinary course of business consistent with past practice.

      4.8 Absence of Certain Changes. Since the Financial Statement Date, the business of the Company and its Subsidiaries has been conducted only in the ordinary course and consistent with past practices, and except as set forth at
Section 4.8 of the Company Disclosure Schedule, there has not been (a) any event which could reasonably be expected to result in a Company Material Adverse Effect; (b) any damage, destruction, casualty or other similar occurrence or event (whether or not insured against), which either singly or in the aggregate materially adversely affects the assets, liabilities, earnings, business or operations of the Company and its Subsidiaries; (c) any mortgage or pledge of or encumbrance attached to any of the properties or assets of the Company and its Subsidiaries not in the ordinary course of business; (d) any incurrence or creation of any liability, commitment or obligation in excess of $10,000 by the Company or its Subsidiaries, except unsecured trade payables and other unsecured liabilities incurred in the ordinary course of business, and capital expenditures or contracts and commitments for capital expenditures made or entered into in the ordinary course of business; (e) any sale, transfer or other disposition by the Company or its Subsidiaries of any of its assets in excess of $50,000 in the aggregate, except for inventory sold by the Company or its Subsidiaries in the ordinary course of business; (f) any amendments or changes to the Organizational Documents; (g) any labor trouble, claim of wrongful discharge, or unlawful labor or employment practice or claim (except matters in the aggregate will not result in potential damages greater than $20,000); (h) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Company and its Subsidiaries; (i) any revaluation by Company of any of its assets; (j) any declaration, setting aside or payment of a dividend or other distribution or deposit with respect to the capital stock of Company, its Subsidiaries, or a Shareholder, or direct or indirect redemption, purchase or other acquisition by Company or any Subsidiary of any of its capital stock; (k) any increase in the salary or other compensation payable or to become payable to any of Company's or Subsidiaries' officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment of a bonus or other additional salary or compensation to any such person and except for increases, payments or commitments in the ordinary course of business and consistent with past practices; (l) any amendment or termination of any material contract, agreement or license to which Company or a Subsidiary is a party or by which it is bound; (m) any loan by Company or a Subsidiary to any Person or entity, incurring by Company or a Subsidiary of any indebtedness, guaranteeing by Company or any Subsidiary of any indebtedness, issuance or sale of any debt securities of Company or any Subsidiary or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices; (n) any waiver or release of any material right or claim of Company or any Subsidiary, including any write-off or other compromise of any account receivable of Company or any Subsidiary other than in the ordinary course of business and consistent with past practices; (o) any commencement or notice or, to the Company's knowledge, threat of commencement of any lawsuit or proceeding against or governmental investigation of Company or any Subsidiary or its affairs; or (p) any issuance or sale by Company or any Subsidiary of any of its shares of capital stock, or securities or option or warrants exchangeable, convertible or exercisable therefor, or of any other of its securities.

      4.9 Licenses and Permits. The Company and its Subsidiaries possess all Governmental Authorizations (including food stamp licenses, FDA licenses, food permits, liquor licenses, business licenses, fictitious name certificates, etc.) necessary for the conduct of the business of the Company and its Subsidiaries as now operated, except for such Governmental

Authorizations that are not material to the operations of the Company. Such Governmental Authorizations are valid and in full force and effect. No action or claim is pending, or, to the knowledge of the Company, threatened, to revoke or terminate any such Governmental Authorizations or declare any of them invalid in any respect and, except as set forth on Section 4.9 of the Company Disclosure Schedule, the transactions contemplated by this Agreement will not result in the revocation or termination of any such Governmental Authorizations.

      4.10 Litigation. Except as set forth at Section 4.10 of the Company Disclosure Schedule, there is not pending against the Company or any Subsidiary or, to the knowledge of the Company, threatened against the Company or any
Subsidiary any claim, action, suit, arbitration proceeding, demand letter, governmental proceeding, action or investigation, or other proceeding of any character (the "Proceeding") not fully covered by insurance (whose coverage is uncontested by the applicable insurer) (a) demanding money damages from the Company in excess of $25,000, or (b) demanding a temporary restraining order, preliminary injunction or a permanent injunction or order of specific performance against the Company or any Subsidiary. All pending Proceedings relating to or involving the Company or any Subsidiary (or any of its officers or directors as such) are adequately provided for in the Interim Balance Sheet in accordance with GAAP. Neither the Company nor any Subsidiary is subject to any Order and neither the Company nor any Subsidiary is subject to any governmental restriction which is reasonably likely (i) to have a Company Material Adverse Effect or (ii) to cause a material limitation on Parent's ability to operate the business of the Company and the Subsidiaries after the Closing. There are no Proceedings pending, nor to the best of the Company's knowledge, threatened, under or pursuant to any warranty, whether expressed or implied, on products sold by the Company and its Subsidiaries.

      4.11 Inventory. All of the Inventory was purchased in the ordinary course of business. The Inventory is maintained on the financial records of the Company and its Subsidiaries using historical valuation methods and practices consistent with those used in preparing the 1999 and 1998 Financial Statements as well as the Interim Financial Statements. Except to the extent reserved for in the Financial Statements and the Interim Financial Statements, all items of Inventory are of good and merchantable quality for sale or use in the ordinary course of business and are not spoiled, damaged, crushed, defaced, defective, past their expiration date, or subject to recall. All items of inventory are in conformity in all material respects with all applicable government requirements (including the Consumer Product Safety Act, Child Safety Protection Act, Federal Hazardous Substances Act, Flammable Fabrics Act, and other Legal Requirements relating to product safety and labeling laws (collectively, "Product Safety Law") and do not violate the Intellectual Property (as defined in Section 4.16(a)) rights of any third party. "Inventory" shall mean all of the Company's and its Subsidiaries' inventory and merchandise whether located in the stores, in a warehouse, or in transit to the stores, together with the packaging Inventory and displays.

      4.12 Real Property.

            (a) Except as set forth in Section (a) of the Company Disclosure Schedule, neither the Company nor any Subsidiary owns, nor has it ever owned, any real property. Section 4.12(a) of the Company Disclosure Schedule sets forth a true and correct list of all real property currently leased by the Company or its Subsidiaries (together with all fixtures and improvements thereon, the "Leased Real Property," broken down as follows:

                  (i) all leases for retail  stores of the  Company  open on the date hereof;

                  (ii) all leases for retail  stores of the Company that are not open as of the date hereof;

                  (iii) a list of all leases for  retail  stores of the  Company under negotiation; and

                  (iv) all other real property leases of the Company,  including the warehouse and office leases.

            (b) Neither the Company nor any of its Subsidiaries is a tenant under any leases of real property used by the Company except as reflected in
Section 4.12(b) of the Company Disclosure Schedule. The Company has previously delivered to Parent correct and complete copies of all of the leases and related amendments, modifications, subleases, and store, warehouse or headquarters license agreements.

            (c) Except as set forth at Section 4.12(c) of the Company Disclosure Schedule, the Company or a Subsidiary, as applicable, has a valid leasehold interest in the Leased Real Property, free and clear of any mortgages, pledges, liens, security interests or other encumbrances of any nature.

            (d) Except as set forth at Section 4.12(d) of the Company Disclosure Schedule, the leases of the Leased Real Property (the "Leases") are in full force and effect; provided, however, the Company makes no representations in this sentence with respect to the effect of any applicable United States bankruptcy law on the Leases. To the Company's knowledge, no landlord under any Lease has a pending case or petition for relief under applicable United States bankruptcy law. Neither the Company nor a Subsidiary has sent or received written notice of any default under the Leases. Except as set forth at Section 4.12(d) of the Company Disclosure Schedule, neither the Company nor its Subsidiaries have breached, and they are in compliance with, each Lease, including any permitted uses clause or any other material covenant, agreement or condition contained therein, nor has there occurred any event which with the passage of time or the giving of notice or both would constitute such a breach by the Company or a Subsidiary. Each of the Company and its Subsidiaries has paid in full or accrued all amounts due and owing, and has satisfied in full or accrued all of its liabilities and obligations, under the

Leases. Neither the Company nor a Subsidiary has received any notice of any pending claim by any landlord or other third party adverse to the possessory rights of the Company or a Subsidiary under any Leases, nor any other written notice of uncured default by the Company or a Subsidiary regarding any of the Leased Real Property. The Company and each Subsidiary, as applicable, has the right to use such Leased Real Property for the operations presently conducted. The Company or a Subsidiary, as applicable, is the tenant under all of the Leases. Except as set forth at Section 4.12(d) of the Company Disclosure Schedule, each of the Leases for any Leased Real Property which constitutes warehouse, office or other non-retail space may be terminated without penalty upon not more than six months' notice to the landlord thereunder.

            (e) To the Company's knowledge, no portion of the Leased Real Property, or any of the buildings and improvements located thereon, violates in any material respect any Legal Requirement including those relating to zoning, building, land use, environmental, health and safety, fire, air, sanitation and noise control. To the knowledge of the Company, except as set forth at Section 4.12(e) of the Company Disclosure Schedule, no pending or threatened condemnation or similar Proceeding exists with respect to the Leased Real Property.

      4.13 Environmental Matters. Except as set forth at Section 4.13 of the Company Disclosure Schedule:

            (a) to the Company's knowledge, the Company and each of its Subsidiaries possesses, and is in compliance in all material respects with, all Government Authorizations and has filed all notices that are required under any Legal Requirement relating to protection of the environment, pollution control, product registration and hazardous materials (as defined below) ("Environmental Law"). The Company and each of its Subsidiaries is in compliance in all material respects with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those laws or contained in any law, regulation, code, plan, order, decree, judgment, notice, permit or demand letter issued, entered, promulgated or approved thereunder;

            (b) neither the Company nor any Subsidiary has received any notice of actual or threatened liability under the Federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or any similar state or local statute or ordinance from any governmental agency or any third party and to the Company's knowledge there are no facts or circumstances which could reasonably form the basis for the assertion of any claim against the Company or any Subsidiary under any Environmental Laws including, without limitation, CERCLA or any similar local, state or foreign law with respect to any on-site or off-site location;

            (c) neither the Company nor any Subsidiary has entered into, agreed to or contemplates entering into any consent decree or order, or is subject to any judgment, decree or judicial or administrative order relating to compliance with, or the cleanup of hazardous materials under, any applicable Environmental Laws;

            (d) neither the Company nor any Subsidiary has been alleged to be in violation of, nor has been subject to any administrative or judicial proceeding pursuant to, applicable Environmental Laws or regulations either now or any time during the past five years;

            (e) to the Company's knowledge, neither the Company nor any Subsidiary is subject to any claim, obligation, liability, loss, damage or expense of whatever kind or nature, contingent or otherwise, incurred or imposed or based upon any provision of any Environmental Law and arising out of any act or omission of the Company, the Subsidiaries, or their respective Employees, agents or representatives (except for obligations and expenses relating to compliance with Environmental Laws) or arising out of the ownership, use, control or operation by the Company or a Subsidiary of any plant, facility, site, area or property (including, without limitation, any plant, facility, site, area or property currently or previously owned or leased by the Company or a Subsidiary) from which any hazardous materials were released into the environment in violation of an Environmental Law (the term "release" meaning any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment, and the term "environment" meaning any surface or ground water, drinking water supply, soil, surface or subsurface strata or medium, or the ambient air);

            (f) the Company has heretofore provided Parent with true, correct and complete copies of all files of the Company and its Subsidiaries relating to environmental matters (or an opportunity to review such files), and Section 4.13(f) of the Company Disclosure Schedule sets forth the amount of all fines, penalties or assessments paid within the last five years by the Company and its Subsidiaries with respect to environmental matters, including the date of payment and the basis for the assertions of liability;

            (g) except as set forth in Section 4.13(g) of the Company Disclosure Schedule, to the Company's knowledge, neither the Leased Real Property nor improvements or equipment included within the Leased Real Property contains any asbestos or underground storage tanks;

            (h) except as set forth in Section 4.13(h) of the Company Disclosure Schedule attached hereto (i) to the knowledge of the Company, no polychlorinated biphenyl or substances containing polychlorinated biphenyl are present, in use or stored in any Leased Real Property, and no asbestos or materials containing asbestos have been brought upon, kept or used in or about or discharged, leaked, emitted or entered into or onto any such Leased Real Property, and (ii) no polychlorinated biphenyl or substances containing polychlorinated biphenyl are present, in use or stored in any other real property owned, leased or used by Company or its Subsidiaries, and no asbestos or materials containing asbestos have been brought upon, kept or used in or about or discharged, leaked, emitted or entered into or onto any such other real property;

            (i) except as set forth in Section 4.13(i) of the Company Disclosure Schedule attached hereto, to Company's knowledge, neither Company nor any of its Subsidiaries has, either expressly, by merger or similar transaction or, to the knowledge of the Company, otherwise by operation of law, assumed or undertaken any Liability including, without limitation, any Liability for corrective remedial action of any other Person relating to Environmental Law other than any indemnity obligation by Company or its Subsidiaries, as a tenant, or any of its agents to a landlord under any of the leases or sublease set forth in Section 4.12(a) of the Company Disclosure Schedule, and neither this Agreement nor the consummation of the Contemplated Transactions will result in any Liability for site investigation or cleanup, or notification to or consent of any Governmental Body or other Person, pursuant to any of the so-called "transaction triggered" or "responsible property" transfer Environmental Laws.

As used in this Section 4.13, the term "hazardous materials" means any pollutant, hazardous substance, toxic, ignitable, reactive or corrosive substance, hazardous waste, special waste, industrial substance, by-product, process intermediate product or waste, petroleum or petroleum-derived substance or waste, chemical liquids or solids, liquid or gaseous products, or any constituent of any such substance or waste, the use, handling or disposal of which by the Company is in any way governed by or subject to any applicable law, rule or regulation of any Governmental Authority.

      4.14 Compliance With Laws Generally. The Company and each Subsidiary has complied and is in current compliance with all Legal Requirements to which it is subject or by which it is bound (including the Product Safety Laws), except those that will not result in claims, liabilities or obligations which, individually or in the aggregate, could reasonably be expected to result in a Company Material Adverse Effect. The Company's and each Subsidiary's purchasing and sales practices comply in all material respects with all Legal Requirements as well as all restrictions to which the Company is subject. No Proceeding has been filed, commenced, or, to the Company's knowledge, threatened against the Company alleging any uncured failure so to comply. There are no existing or, to the knowledge of the Company, proposed Legal Requirements of such a nature as could reasonably be expected to materially adversely affect the continued conduct or profitability of the Company's business in the manner presently conducted.

      4.15 Employee Benefit Plans.

            (a) Section 4.15(a) of the Company Disclosure Schedule sets forth a true and complete list of (i) the names, titles, locations of employment, annual salaries and other compensation and benefits of all employees of the Company and its Subsidiaries; and (ii) the wage rates for non-salaried employees of the Company and its Subsidiaries. Except as set forth at Section 4.15(a) of the Company Disclosure Schedule, there are no employees of the Company or its Subsidiaries who are on military, disability, family or other leave of absence (whether or not approved) and who have reemployment rights.
Section 4.15(a) of the Company Disclosure Schedule lists each employee, former employee, and each eligible dependent of either who is receiving health care continuation coverage under Part 6 of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or who, as of the date hereof, has a right to elect such coverage.

            (b) Section 4.15(b) of the Company Disclosure Schedule contains a true and complete list of all the following agreements or plans ("Benefit Plans") which are presently in effect or which have previously been in effect within the six-year period preceding the date hereof and which cover or covered any current or former employees, officers, directors or independent contractors of the Company or its Subsidiaries ("Employees"):

                  (i) any  employee  benefit  plan as defined in Section 3(3) of
            ERISA, under which the Company or its Subsidiaries have any outstanding, present, or future obligation or liability, or under which any Employee has any present or future right to benefits which are covered by ERISA; or

                  (ii) any other pension, profit sharing,  retirement,  deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, hospitalization, medical, cafeteria plan, life insurance, or other employee benefit plan, program, policy, or arrangement, written or oral, which the Company or its Subsidiaries maintain or to or under which the Company or its Subsidiaries have any outstanding, present, or future obligations to contribute or make payments, whether voluntary, contingent or otherwise.

            (c) The Company has made available to Parent true, correct and complete copies of all documents relating to the Benefit Plans, including but not limited to: (i) all plan documents, amendments, trust instruments and other material agreements adopted or entered into in connection with each of the Benefit Plans; (ii) all insurance and annuity contracts related to any Benefit Plans; (iii) all administrative notices and forms used for the Benefit Plans, including the notices and election forms used to notify employees and their dependents of their continuation coverage rights under the group health plans of the Company or its Subsidiaries; and (iv) the most recently filed Form 5500 annual reports, certified financial statements, actuarial reports, summary plan descriptions required by applicable law to be prepared in connection with any Benefit Plan and (v) the most recent favorable determination, notification, or opinion letters, as applicable, obtained with respect to any Benefit Plan that is a Qualified Retirement Plan (as defined below) or the prototype plan adopted by the Company as such a Benefit Plan. Since the date these documents were supplied to Parent, no plan amendments have been adopted, no changes to these documents have been made, and no amendments or changes will be adopted or made prior to the Closing Date.

            (d) All of the Benefit Plans and the related trusts subject to ERISA comply and have been administered in compliance in all material respects with
(i) the provisions of ERISA; (ii) all provisions of the Code applicable to secure the intended tax consequences; (iii) all applicable state and federal securities laws; and (iv) all other applicable laws, rules, regulations and collective bargaining agreements, except where the failure to so comply or to be so administered would not result in any monetary penalty against the Company or its Subsidiaries. The Company or its Subsidiaries have not received any written notice from any governmental agency or instrumentality questioning or challenging such compliance.

            (e) The Company and its Subsidiaries have materially complied with the continuation coverage requirements of Section 1001 of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and ERISA Sections 601 through 608 ("COBRA").

            (f) Neither the Company, its ERISA Affiliates (that is, any entity which, together with the company, will be treated as a single employer within the meaning of Code Section 414(b), (c), (m) or (o)), nor any trustee of any Benefit Plan (or agent or delegate of any of the foregoing) has engaged in any transaction or acted or failed to act in any manner that could subject the Company or its Subsidiaries to any direct or indirect liability (by indemnity or otherwise) for a breach of any fiduciary or co-fiduciary duty under ERISA. To the knowledge of the Company and the Shareholders, no party in interest (as defined in ERISA), disqualified person (as defined in the Code), or fiduciary of any Benefit Plan has engaged in any prohibited transaction (within the meaning of ERISA Section 406 or Code Section 4975) or has breached any fiduciary or co-fiduciary duty under ERISA.

            (g) No Benefit Plan is subject to Title IV of ERISA, and neither the Company nor any of its ERISA Affiliates have incurred any liability under Title IV of ERISA arising in connection with the termination of any plan covered or previously covered by Title IV of ERISA that could become, after the Closing Date, an obligation of the Surviving Corporation or any of its ERISA Affiliates.

            (h) Neither the Company nor any of its ERISA Affiliates currently is a party to, does not sponsor or contribute to, and has not at any time sponsored or contributed or been obligated to contribute to, any pension or welfare plan that is a multiemployer plan within the meaning of ERISA Section 4001(a)(3) ("Multiemployer Plan").

            (i) None of the Benefit Plans provides welfare benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former Employees beyond their retirement or other termination of service (other than coverage required by COBRA or any similar state law).

            (j) Levels of insurance reserves, trust funding and accrued liabilities with regard to all Benefit Plans (to which such reserves or liabilities do or should apply) are described at Section 4.15(j) of the Company Disclosure Schedule, and such levels are reasonable and sufficient to provide for all incurred but unreported claims and any retroactive or prospective premium adjustments.

            (k) Each Benefit  Plan which is intended to be qualified  under Code
Section 401(a) ("Qualified Retirement Plan") meets the requirements in form and complies in all material respects with the requirements in operation for qualification under Code Section 401(a) and its related trust is tax-exempt under Code Section 501. For each such plan, the prototype sponsor of the plan adopted by the Company or its Subsidiaries have received from the Internal Revenue Service a favorable notification or opinion letter to the effect that the plan in form satisfies the requirements for qualification under Code Section 401(a) (taking into account the provisions of the Tax Reform Act of 1986 and all subsequent legislation, except for changes with respect to which each such plan is within the applicable remedial amendment period). No amendment to any Qualified Retirement Plan made since applying for such determination letter could reasonably be expected to cause a disqualification of such plan. Any noncompliance or failure prior to the Closing Date properly to maintain, operate, or administer any Qualified Retirement Plan has not rendered and will not render: (i) such plan or its related trust or Sub or its ERISA Affiliates subject to, or liable (directly or indirectly) for, any taxes, penalties, or liabilities to any person or governmental agency; (ii) such plan subject to disqualification; or (iii) the trust under such plan subject to any liability for taxes.

            (l) All contributions (including all employer contributions and employee salary reduction contributions) which are due or withheld have been paid to each Benefit Plan which is an employee pension benefit plan (as defined in Section 3(2) of ERISA) and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such employee pension benefit plan or accrued in accordance with the past custom and practice of the Company. All premiums or other payments for all periods ending on or before the Closing Date have been paid when due and in accordance with GAAP with respect to each such Benefit Plan which is an employee welfare benefit plan.

            (m) The  records  of the  Company  and its  Subsidiaries  accurately
reflect  their  Employees'   employment  histories  with  the  Company  and  its
Subsidiaries.

            (n) There is no pending or, to the Company's knowledge, threatened complaint, claim (other than a routine claim for benefits), Proceeding, audit, or investigation of any kind in or before any court, tribunal, or governmental agency with respect to any Benefit Plan.

            (o) The Company has timely filed or caused to be timely filed with the Internal Revenue Service annual reports on form 5500 or 5500C/R, as applicable, for each Benefit Plan for all years and periods for which such reports were required. All statements made on documents or forms filed with any government body with respect to any Benefit Plan have been true and complete in all material respects and have been filed timely. No Benefit Plan has been assessed any excise tax Liability. To the knowledge of the Company and its Subsidiaries, no event, fact or circumstance has occurred that would likely result in any Benefit Plan incurring such excise tax Liability.

      4.16 Intellectual Property.

            (a) "Intellectual Property" means (a) all inventions, patents, and patent applications; (b) all trademarks, service marks, trade dress, logos, domain names, trade names and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals thereof, including any such Intellectual Property associated with the names "Dollar Express," "Dollar Expres$," "Dollar Express Everything $1.00" (and design), "dollarxpress.com," "Spain's," "Spain's Cards and Gifts" and "Today's Home" (and design) or other similar store, domain, or trade name used by the Company or its Subsidiaries; (c) all copyrightable works and copyrights, and all applications, registrations, and renewals thereof; (d) all trade secrets and confidential business information (including ideas, research, and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals);
(e) all other proprietary rights; and (f) all copies and tangible embodiments thereof (in whatever medium).

            (b) Except as described on Section 4.16(b) of the Company Disclosure Schedule, the Company or a Subsidiary, as applicable, owns (or has the royalty-free right to use pursuant to license, sublicense, agreement, or permission) all Intellectual Property necessary and used for the operation of its business activities as presently conducted. Each item of Intellectual Property owned or available for use prior to the Closing hereunder will be owned or available for the royalty-free use by the Company or a Subsidiary immediately subsequent to the Closing. The Company or a Subsidiary as applicable, has used its commercially reasonable efforts to protect each item of Intellectual Property that it owns or uses. Neither the Company nor any Subsidiary has interfered with, infringed upon, misappropriated, or otherwise come into conflict with, in each case in any material respect, any Intellectual Property rights of third parties, and neither the Company, any Subsidiary, nor any officers, directors, or employees of the Company or any Subsidiary has ever received any charge, complaint, claim, demand, or notice alleging such interference, infringement, misappropriation, or violation (including any claim that the Company or any Subsidiary must license or refrain from using any Intellectual Property rights of any third party). Except as described on Section 4.16(b) of the Company Disclosure Schedule, to the knowledge of the Company, no third party has any rights to, interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company or any Subsidiary.

            (c) Section 4.16(c) of the Company Disclosure Schedule identifies each Intellectual Property registration which has been issued to the Company or any Subsidiary and each pending Intellectual Property application which has been made by the Company or any Subsidiary. Section 4.16(c) of the Company Disclosure
Schedule identifies each license, agreement, or other permission which the Company or any Subsidiary has granted to any third party with respect to any of its Intellectual Property. Section 4.16(c) of the Company Disclosure Schedule identifies each license, agreement, or other permission which has been granted to the Company or any Subsidiary by any third party with respect to any Intellectual Property used in the operation of the business of the Company and its Subsidiaries.

      4.17 Tax Matters.

            (a) "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

            (b) "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

            (c) Except as set forth in Section 4.17(c) of the Company Disclosure Schedule, (i) the Company and its Subsidiaries have filed all Tax Returns that they are required to file; (ii) all such Tax Returns were correct and complete in all respects; (iii) all Taxes owed by the Company and its Subsidiaries (whether or not shown on such Tax Returns) have been paid; (iv) the Company and its Subsidiaries are not currently the beneficiary of any extension of time within which to file any Tax Return; (v) no claim has ever been made by an authority in a jurisdiction where the Company or its Subsidiaries do not file Tax Returns that they are or may be subject to taxation by that jurisdiction; and (vi) there are no Security Interests on any of the assets of the Company or its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

            (d) The Company and its Subsidiaries have withheld, paid or will pay before Closing (subject to the terms of this Agreement) all Taxes required to have been withheld, paid or will pay before Closing (subject to the terms of this Agreement) in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

            (e) Except as set forth in Section 4.17(e) of the Company Disclosure Schedule, no director or officer (or employee responsible for Tax matters) of the Company or its Subsidiaries expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability of the Company or its Subsidiaries either
(A) claimed or raised by any authority in writing or (B) as to which any of the directors and officers (and employees responsible for Tax matters) of the Company and its Subsidiaries have knowledge based upon personal contact with any agent of such authority. Section 4.17(e) of the Company Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to the Company and its Subsidiaries for taxable periods ended on or after December 31, 1994, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Company has delivered to Parent correct and complete copies of all federal and state income Tax Returns filed by the Company and its Subsidiaries, examination reports, and statements of deficiencies assessed against or agreed to by the Company or its Subsidiaries for all tax periods beginning after December 31, 1994.

            (f) Except as set forth in Section 4.17(f) of the Company Disclosure Schedule, the Company and its Subsidiaries have not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

            (g) The Company and its Subsidiaries have not filed any consent under Code Section 341(f) concerning collapsible corporations. The Company and its Subsidiaries have not made any payments, are not obligated to make any payments, and are not parties to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code
Section 280G. The Company and its Subsidiaries have not been United States real property holding corporations within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). The Company and its Subsidiaries have disclosed on their federal and state income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal or state income Tax within the meaning of Code Section 6662 or any comparable state statute. The Company and its Subsidiaries are not parties to any Tax allocation or sharing agreement. The Company and its Subsidiaries (A) have not been members of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has any Liability for the Taxes of any Person (other than any of the Company and its Subsidiaries) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

            (h) With respect to any period for which Tax Returns have not yet been filed, or for which Taxes are not yet due or owing, Company has made due and sufficient accruals on the Interim Balance Sheet not considering any reserve for deferred Taxes.

            (i) Dollar Express Stores, Inc. (f/k/a Spain's, Inc. and Dollar Express, Inc.) made a valid election under Subchapter S of the Code (the "S Election") to which all persons who were shareholders on the date of such election gave their consent and which became effective on July 1, 1992 (a copy of which is attached as Section 4.17(j) of the Company Disclosure Schedule), and Company was, at all times since July 1, 1992, until February 5, 1999, an S corporation (as defined in Section 1361 of the Code) (such period being called the "S Corporation Period"). To the extent applicable, in each state in which Dollar Express Stores, Inc. did business during its S Corporation Period, either its federal S election was recognized and given effect or it made an appropriate and timely election to be treated as an S corporation for state income taxation purposes. The S Corporation Period for all states in which Dollar Express Stores, Inc. did business coincided with when it was an S corporation for federal purposes. The cause of the termination of Company's status as an "S" corporation was the issuance of Company Shares to an ineligible shareholder.

      4.18 No Broker Involved. Neither the Shareholders nor the Company or any of its Subsidiaries has engaged any broker, finder or agent with respect to the transactions contemplated by this Agreement or with respect to the Company's sale or merger or any other transaction relating to the disposition of the Company's or any Subsidiary's assets. Neither the Shareholders nor the Company nor any of its Subsidiaries has signed any engagement letter or underwriting agreement with respect to the public offering contemplated by the Company Registration Statement, and neither the Company nor any of its Subsidiaries has made any commitment with respect thereto (and will make no commitment) other than to reimburse its underwriters for their reasonable out of pocket expenses. The Company's legal, accounting, consulting, underwriting, and other fees and expenses incurred in connection with the contemplated initial public offering and Merger and the other Contemplated Transactions will not exceed the amounts set forth in Section 4.18 of the Company Disclosure Schedule.

      4.19 Contracts.

            (a) "Company Contract" means any agreement, contract, obligation, promise or undertaking, (whether express or implied) that is legally binding (i) under which Company or its Subsidiaries has or may acquire any rights, (ii) under which Company or its Subsidiaries has or may become subject to any obligation or liability, or (iii) by which the Company or its Subsidiaries or any of the assets owned or used by any of them are or may become bound.

            (b) Section 4.19(b) of the Company Disclosure Schedule lists, and Company has provided to Parent, each Company Contract and other instrument or document (including any amendment to any of the foregoing):

                  (i) described in paragraphs (b)(3),  (b)(4), (b)(9) or (b)(10)
            of Item 601 of Regulation S-K of the SEC (whether or not Company has been under any obligation to file such items with the SEC);

                  (ii) with any director, officer or Affiliate of Company,

                  (iii) evidencing, governing or relating to indebtedness for borrowed money,

                  (iv) not entered into in the ordinary  course of business that involves expenditures or receipts in excess of $50,000 in the case of a single commitment or arrangement or more than $150,000 in the case of a series of related commitments or arrangements; or

                  (v) evidencing or relating to any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization.

            (c) Except as set forth in Section 4.19(c) of the Company Disclosure Schedule, each contract filed as an exhibit to one or more of the Company Registration Statement or identified or required to be identified in Section 4.19(b) of the Company Disclosure Schedule is in full force and effect and is valid and enforceable in accordance with its terms with respect to the Company and to the Company's knowledge to any other party thereto (as applicable), except as the enforceability may be limited by laws of general application relating to bankruptcy, insolvency, and debtor's relief and by the general principles of equity.

            (d) Except as set forth in Section 4.19(d) of the Company Disclosure Schedule, neither Company nor any of its Subsidiaries has failed to perform any of its obligations under, or is in default or violation of any Company Contract except for such failures, defaults and violations which could not reasonably be expected to, individually or in the aggregate, result in a Company Material Adverse Effect. Company has no knowledge of, and Company has received no notice of, or made a claim with respect to, any breach or default by any other party to any such Company Contract. To the knowledge of the Company, no customer or supplier which paid the Company or any Subsidiary or was paid by the Company or any Subsidiary more than $10,000 during calendar year 1998 or 1999 intends to terminate or materially alter its level of business with the Company or any Subsidiary as a result of the Contemplated Transactions. The Company and its Subsidiaries have physical possession of all equipment and other tangible physical assets which are covered by leases.

      4.20 Officers and Employees. Section 4.20 of the Company Disclosure Schedule contains a true and complete list of all of the officers and managers (except for store managers and warehouse managers) of the Company and its Subsidiaries, specifying their title and annual rate of compensation, bonus eligibility and a true and complete list of all of the Employees of the Company and its Subsidiaries as of the date hereof with whom the Company or any Subsidiary has a written employment agreement or to whom the Company or any Subsidiary has made verbal commitments which are binding on the Company or any Subsidiary under applicable law. To Company's knowledge after reasonable inquiry, no Employee of Company or any Subsidiary (i) is in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such Employee to be employed by Company or any Subsidiary because of the nature of the business conducted or presently proposed to be conducted by Company or any Subsidiary or to the use of trade secrets or proprietary information of others; and (ii) has given notice to Company or any Subsidiary, nor is Company otherwise aware, that any Employee intends to terminate his or her employment with Company or any Subsidiary except for terminations of a nature and number that are consistent with Company's prior experience.

      4.21 Labor Relations.

            (a) Except as disclosed in Section 4.21(a) of the Company Disclosure Schedule, (i) neither Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization; (ii) to the knowledge of Company, neither Company nor any of its Subsidiaries is the subject of any Proceeding asserting that it or any of its Subsidiaries has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment; (iii) there is no strike, work stoppage or other labor dispute involving Company or any of its Subsidiaries pending or, to Company's knowledge, threatened; (iv) to the knowledge of Company, no action, suit, complaint, charge, arbitration, inquiry, Proceeding or investigation by or before any Governmental Body brought by or on behalf of any Employee, prospective employee, former employee, retiree, labor organization or other representative of its employees is pending or threatened against Company or any of its subsidiaries; (v) to the knowledge of Company, no grievance is pending or threatened against Company or any of its subsidiaries; and (vi) neither Company nor any of its subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Body relating to Employees or employment practices.

            (b) Except as described at Section 4.21(b) of the Company Disclosure Schedule, all Employees are employed at the will of the Company or its Subsidiaries and can be terminated by Company or its Subsidiaries without cause at any time after the Closing without liability, penalty, salary continuation, or severance obligations of any sort whatsoever (including without limitation attorneys' fees). There is no promise, arrangement, agreement or contract with any Employee relating to compensation, awards, bonus, stock or option awards or the like, relating to the successful completion of the public offering contemplated by the Company Registration Statement.

      4.22 Insurance. Company and its Subsidiaries are covered by valid and currently effective insurance policies issued in favor of Company as set forth in Section 4.22 of the Company Disclosure Schedule. All such policies are in full force and effect, all premiums due thereon have been paid and Company has complied in all material respects with the provisions of such policies. Neither the Company nor any Subsidiary has been advised of any defense to coverage in connection with any claim to coverage asserted or noticed by Company or any Subsidiary under or in connection with any of its extant insurance policies. Neither the Company nor any Subsidiary has received any written notice from or on behalf of any insurance carrier issuing policies or binders relating to or covering Company and its subsidiaries that there will be a cancellation or non renewal of existing policies or binders, or that alteration of any equipment or any improvements to real estate occupied by or leased to or by Company or its Subsidiaries, purchase of additional equipment, or material modification of any of the methods of doing business, will be required.

      4.23 Title to Property and Related Matters. The Company, or a Subsidiary, as applicable, has good and valid title to or valid leasehold interest in its assets and property, as reflected in the Interim Balance Sheet or acquired after the date thereof (other than property sold or otherwise disposed of in the ordinary course of business since such date), and all of such assets and property is held free and clear of all title defects, liens, encumbrances, security interests and restrictions whatsoever, except, with respect to all such properties, (a) liens securing debt reflected as liabilities on the Interim Balance Sheet and (b) (i) liens for current taxes and assessments not overdue or in default; and (ii) mechanics', carriers', workmen's, repairmen's, statutory or common law liens relating to payments that are not delinquent.

      4.24 Accounts and Notes Receivable. The accounts and notes receivable of the Company and its Subsidiaries reflected on the Interim Balance Sheet arose from bona fide transactions in the ordinary course of business, have been extended on terms consistent with the past practice of the Company, and are not subject to any counterclaims or setoffs other than in the ordinary course (except for the amount of any applicable existing reserves for counterclaims or setoffs), and the receivable due from the insurance company in connection with the warehouse fire is fully collectible. At Closing, all loans payable to or receivable from any Employees or the Shareholders or their Affiliates will be paid in full.

      4.25 Undisclosed Payments. Neither the Company, any Subsidiary, nor any of the Company's or any Subsidiary's officers or directors, nor, to the Company's knowledge, anyone acting on behalf of any of them, has made or received any material payments not correctly categorized and fully disclosed in the Company's books and records in connection with or in any way relating to or affecting the Company.

      4.26 Business Practices.

            (a) Neither the Company, any Subsidiary, nor any director or officer or, to the Company's knowledge, any agent, employee or other Person acting on behalf of the Company or any Subsidiary, has used any Company funds for improper or unlawful contributions, payments, gifts or entertainment, or made any improper or unlawful expenditures relating to political activity to domestic or foreign governmental officials or others. The Company has adequate financial controls to prevent such improper or unlawful contributions, payments, gifts, entertainment or expenditures. Neither the Company nor any current director or officer, or, to the Company's knowledge, any agent, Employee or other Person acting on behalf of the Company or any Subsidiary has accepted or received any improper or unlawful contributions, payments, gifts or expenditures. The Company and each Subsidiary has at all times complied, and is in compliance, in all respects with the Foreign Corrupt Practices Act and all foreign laws and regulations relating to prevention of corrupt practices and similar matters.

            (b) There is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which Company or any Subsidiary is a party or, to the knowledge of Company, otherwise binding upon Company or any Subsidiary, which has or reasonably could be expected to have the effect of prohibiting or impairing any material business practice of Company or any Subsidiary, any acquisition of property (tangible or intangible) by Company or any Subsidiary or the conduct of business by Company or any Subsidiary. Without limiting the foregoing, neither the Company nor any Subsidiary has entered into any agreement under which Company or any Subsidiary is restricted in any material respect from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

      4.27 Affiliates. Section 4.27 of the Company Disclosure Schedule lists each Person which is a Pooling Affiliate of the Company (as defined in Section 8.2(a)). None of the Shareholders nor any Pooling Affiliate has, within the 30 days prior to the date of this Agreement, sold, transferred or otherwise disposed of, or in any other way reduced such person's risk with respect to, any shares of Parent Common Stock or other shares of the capital stock of Parent or shares of the capital stock of the Company held by such person.

      4.28 Pooling. To the actual knowledge of the Company's directors and executive officers, neither Company nor any of its Subsidiaries has taken any action that would prevent the accounting of the business combination to be effected by the Merger as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations ("pooling of interests"). Neither the Company nor its Subsidiaries had any plan or intention to consummate the Merger until March 2000. The shares of Parent Common Stock issued in the Merger will be shared ratably by the Shareholders based on their respective percentage ownership of the Company capital stock as of the Effective Time, and there is no agreement among the Shareholders providing for any reallocation of such Parent Common Stock among the Shareholders. Company has disclosed to its independent public accountants all actions taken by it that would impact the accounting of the business combination to be effected by the Merger as a pooling of interests. The Company, based on facts and circumstances known to it, believes that the Merger will qualify for pooling of interests accounting.

      4.29 Reorganization Under Section 368 of the Code. Neither the Company, any of its Subsidiaries, nor any of their Affiliates has taken, agreed to take, or omitted to take any action that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

      4.30 SEC Reports. Neither the Company nor any of its Subsidiaries is required to file any forms, reports and documents with the SEC. Section 4.30 of the Company Disclosure Schedule lists, and Company has made available to Parent copies of the registration statement in the form filed with the SEC (together with all exhibits and amendments thereto, the "Company Registration Statement") and all correspondence between the Company or its counsel and the SEC relating to such Company Registration Statement. The Company Registration Statement (x) was prepared in accordance in all material respects with the requirements of the Securities Act and the rules and regulations thereunder and (y) did not, at the time it was filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company Registration Statement never became effective under the Securities Act and has been voluntarily withdrawn by the Company. To the Company's knowledge, no action was pending or threatened by the SEC to prevent effectiveness of the Company Registration Statement or to require, demand or suggest that it be withdrawn by the Company.

      4.31 Full Disclosure. The 1999 Financial Statements, the Interim Financial Statements, the representations and warranties and other agreements of the Company contained in this Agreement (including all information in the Company Disclosure Schedule and Exhibits hereto and the certificate to be furnished by the Company pursuant to Section 9.2(c)(i)) do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements so made or information so delivered not misleading.

                                    ARTICLE 5
                   SHAREHOLDER REPRESENTATIONS AND WARRANTIES

      Each Shareholder severally, and not jointly, represents and warrants to Parent and Sub, as to himself or itself only, that subject only to the exceptions specifically stated in this Article and in Article 4 and contained in the Company Disclosure Schedule, the following representations, warranties and schedules are true, accurate, and complete as of the date of this Agreement and as of the Closing Date. On the Closing Date, the Shareholders shall supplement or amend the Company Disclosure Schedule with respect to any matter hereafter arising which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in such disclosure schedules or which is necessary to correct any information in any such disclosure schedules which has been rendered inaccurate thereby. No supplement or amendment to such disclosure schedules shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article 9 of this Agreement.

      5.1 Authority; No Conflict. Each of the Shareholders has the requisite power and capacity to execute and deliver this Agreement and all agreements, documents and instruments executed and delivered by such Shareholder in connection with the Contemplated Transactions and to fully perform his respective obligations hereunder and thereunder. Each Shareholder that is not a natural Person has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Contemplated Transactions. The execution and delivery of this Agreement by each Shareholder and the consummation by the Shareholders of the Contemplated Transactions have been duly and validly authorized by all necessary action and no other proceedings on the part of any Shareholder are necessary to authorize this Agreement or to consummate the Contemplated Transactions (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by Pennsylvania Law). This Agreement has been duly and validly executed and delivered by the Shareholders and constitutes the legal, valid and binding obligation of the Shareholders, enforceable against the Shareholders in accordance with its terms, except as enforceability may be limited by laws of general application relating to bankruptcy, insolvency and debtors' relief, and by general principles of equity.

      5.2 Securities Law Matters.

            (a) Each Shareholder is acquiring Parent Common Stock issuable in the Merger for Shareholder's own account, and not as nominee or agent, for investment, with no intention of distributing or reselling any portion thereof within the meaning of the Securities Act, and will not transfer Parent Common Stock in violation of the Securities Act or the then applicable rules or regulations thereunder or any other applicable law. Shareholder was not formed for the specific purpose of acquiring Parent Common Stock issuable in the Merger.

            (b) Each Shareholder is aware that Shareholder's  rights to transfer
Parent Common Stock are restricted by the Securities Act and applicable state securities laws and laws of other jurisdictions. Shareholder further understands that (i) Parent Common Stock will not be, and Shareholder has no rights to require that Parent Common Stock be, registered under the Securities Act, except as may be provided in this Agreement and the Registration Rights Agreement; (ii) Shareholder may not be able to avail itself of exemptions available for resale of Parent Common Stock without registration, and accordingly, may have to hold Parent Common Stock indefinitely; and (iii) it may not be possible for Shareholder to liquidate its Parent Common Stock. Shareholder hereby acknowledges that the shares of Parent Common Stock to be issued in the Merger (unless no longer required in the reasonable opinion of counsel to Parent whereupon such legend shall promptly be removed) shall bear a legend substantially in the following form:

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

            (c) Each Shareholder's financial condition is such that Shareholder is able to bear the risk of holding Parent Common Stock for an indefinite period of time and the risk of loss of Shareholder's entire investment in the Parent Common Stock.

            (d) Each Shareholder acknowledges that it is purchasing Parent Common Stock without being furnished any offering literature or prospectus other than the Parent SEC Reports. No representations or warranties have been made to Shareholder by Parent or any agent of the Parent other than as set forth in this Agreement.

            (e) Each Shareholder is a sophisticated investor and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of its investment in the Parent Common Stock issuable in the Merger of making an informed investment decision with respect thereto. Such Shareholder further represents that he is an "accredited investor" as such term is defined in Rule 501 of Regulation D of the SEC under the Securities Act ("Accredited Investor") with respect to the purchase of the Parent Common Stock pursuant to the Merger.

            (f) Each Shareholder has read this Agreement, is familiar with and understands the nature and scope of the rights and remedies provided to Parent hereunder and is prepared to accept the exercise against Shareholder of such rights and remedies as may be permitted under this Agreement.

            (g) Each Shareholder certifies that (i) the Shareholder's  completed suitability questionnaire ("Shareholder Questionnaire") is set forth in Section 5.2(g) of the Company Disclosure Schedule and (ii) such Shareholder Questionnaire is true, complete and correct. The address set forth in the Shareholder Questionnaire is Shareholder's true and correct domicile. Shareholder is not subject to backup withholding because (A) the undersigned has not been notified that the undersigned is subject to backup withholding as a result of a failure to report all interest or dividends; or (B) the Internal Revenue Service has notified the undersigned that the undersigned is no longer subject to backup withholding. In the Shareholder

Questionnaire, Shareholder has furnished to Parent or its agents, to the best of its knowledge and ability, any and all relevant information to assist the Parent in determining (i) the number of beneficial owners of Shareholder and (ii) whether each such beneficial owner is an Accredited Investor.

            (h) Each Shareholder (including any person signing this Agreement on behalf of Shareholder) has full power, authority and capacity to make the representations referred to herein, and to acquire Parent Common Stock pursuant to the Merger.

            (i) Each Shareholder understands that no United States Federal or state agency or agency of any other jurisdiction has made any finding or determination as to the fairness of the terms of the Merger.

            (j) Each Shareholder is not relying on the Parent or any of Parent's representatives for legal, investment or tax advice, and Shareholder has sought independent legal, investment and tax advice to the extent Shareholder has deemed necessary or appropriate in connection with Shareholder's decision to approve the Merger.

            (k) Each Shareholder understands that (i) in issuing the Parent Common Stock issuable in the Merger, Parent is relying upon the representations and warranties of such Shareholder in this Section 5.2 and (ii) receipt by Parent of the representations in this Agreement is an inducement and a condition to Parent's obligation to deliver any shares of Parent Common Stock to such Shareholder. The acquisition by such Shareholder of such Parent Common Stock shall constitute a confirmation by him of the foregoing.

      5.3 Due Diligence. Each Shareholder acknowledges that Parent has made available to Shareholder, and each Shareholder has in fact reviewed and discussed, information relating to the Parent's business, affairs and current prospects with such officers of the Parent and others as such Shareholder has deemed appropriate or desirable in connection with the Contemplated Transactions (including without limitation the Parent SEC Reports (as defined in Section 6.4)). Each Shareholder has consulted with counsel about, and has been afforded a full and fair opportunity to ask questions of and receive answers from the Parent and its representatives concerning, the terms and conditions of this Agreement and the Contemplated Transactions. Each Shareholder has had the opportunity to obtain any additional information necessary to verify the accuracy of information otherwise furnished by the Parent and/or its representatives.

      5.4 Company Representations. To the best of each Shareholder's actual knowledge without investigation, each of the Company's representations and warranties contained in Article 4 of this Agreement is true and correct in all material respects.

                                    ARTICLE 6
                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

      Parent and Sub jointly and severally represent and warrant to the Company and the Shareholders, that subject only to the exceptions specifically stated in this Article and contained in the disclosure schedule delivered by Parent to the Company concurrently and identified as the "Parent Disclosure Schedule," the following representations, warranties and schedules are true, accurate, and complete as of the date of this Agreement and as of the Closing Date. On the Closing Date, Parent shall supplement or amend the Parent Disclosure Schedule with respect to any matter hereafter arising which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in such disclosure schedules or which is necessary to correct any information in any such disclosure schedules which has been rendered inaccurate thereby. No supplement or amendment to such disclosure schedules shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article 9 of this Agreement.

      6.1 Organization.

            (a) Parent and each of its Subsidiaries are corporations duly organized, validly existing, and subsisting under the laws of their respective jurisdictions of incorporation, with full corporate power and authority to conduct their respective businesses as now being conducted, to own or use the respective properties and assets that they purport to own or use, and to perform all their respective obligations under Company Contracts. Parent and each of its Significant Subsidiaries are duly qualified to do business as foreign corporations and are in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by them, or the nature of the activities conducted by them, requires such qualification, except where the failure to be so qualified could not reasonably be expected to, individually or in the aggregate, result in a material adverse effect on the business, assets, condition (financial or otherwise), or results of operations of Parent and its Subsidiaries, taken as a whole (a "Parent Material Adverse Effect").

            (b) Parent has delivered to Company copies of the Organizational Documents of Parent and each of its Significant Subsidiaries, as currently in effect.

            (c) As used in this Agreement, a "Significant Subsidiary" of Parent is a Subsidiary of Parent that constitutes a Significant Subsidiary of Parent within the meaning of Rule 1-02 of Regulation S-X of the SEC. All Subsidiaries of Parent that are not Significant Subsidiaries of Parent would not, if combined, constitute a Significant Subsidiary of Parent within the meaning, of such Rule 1-02.

      6.2 Authority; No Conflict.

            (a) Parent and Sub have all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Contemplated Transactions. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the Contemplated Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement or to consummate the Contemplated Transactions (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by Pennsylvania Law). This Agreement has been duly and validly executed and delivered by Parent and Sub and constitutes the legal, valid and binding obligation of Parent and Sub, enforceable against Parent and Sub in accordance with its terms, except as enforceability may be limited by laws of general application relating to bankruptcy, insolvency and debtor's relief, and by general principles of equity.

            (b) Except as set forth in Section 6.2(b) of the Parent Disclosure , neither the execution and delivery of this Agreement nor the consummation of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time or both) (i) contravene, conflict with. or result in a violation of (A) any provision of the Organizational Documents of Parent or any of its Subsidiaries, or (B) any resolution adopted by the board of directors or the shareholders of Parent or any of its Subsidiaries; (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Parent or any of its Subsidiaries, or any of the assets owned or used by Parent or any of its Subsidiaries, may be subject; (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by Parent or any of its Subsidiaries, or that otherwise relates to the business of, or any of the assets owned or used by, Parent or any of its Subsidiaries; (iv) cause Parent or any of its Subsidiaries to become subject to, or to become liable for the payment of, any Tax; (v) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the vesting, maturity or performance of, or to cancel, terminate, or modify, any material contract of the Parent; (vi) require a Consent from any Person; or (vii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by Parent or any of its Subsidiaries, except, in the case of clauses (ii), (iii),
(iv), (vi) and (vii), for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or delay consummation of the Merger in any material respect, or otherwise prevent Parent from performing its obligations under this Agreement in any material respect, and could not reasonably be expected to, individually or in the aggregate, result in a Parent Material Adverse Effect.

            (c) The execution and delivery of this Agreement by Parent and Sub do not, and the performance of this Agreement and the consummation of the Contemplated Transactions by Parent and Sub will not, require any Consent of, or filing with or notification to, any Governmental Body, except (i) for (A) applicable requirements, if any, of the Exchange Act, the Securities Act and Blue Sky Laws, (B) the pre-merger notification requirements of the HSR Act and
(C) filing and recordation of appropriate merger documents as required by Pennsylvania Law and (ii) where failure to obtain such Consents, or to make such filings or notifications, would not prevent or delay consummation of the Merger in any material respect, or otherwise prevent Parent or Sub from performing its obligations under this Agreement in any material respect, and could not reasonably be expected to, individually or in the aggregate, result in a Parent Material Adverse Effect.

      6.3 Capitalization. The authorized capital stock of Parent consists of 300,000,000 shares of Parent Common Stock and 1,000,000 shares of Parent Preferred Stock, no par value per share ("Parent Preferred Stock"). As of March 27, 2000, (a) 62,356,675 shares of Parent Common Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable, (b) 4,223,833 shares of Parent Common Stock are reserved for issuance upon the exercise of outstanding stock options granted pursuant to Parent's Stock Option Plan, Stock Incentive Plan, Step Ahead Investments, Inc., Long-Term Incentive Plan, as amended, 1998 Special Stock Option Plan and certain other employee or consultant stock options ("Parent Stock Options"), (c) 5,584,899 shares of Parent Common Stock are reserved for issuance upon exercise of outstanding warrants of Parent, (d) no shares of Parent Common Stock are held in the treasury of Parent, and (e) 891,195 shares of Parent Common Stock are reserved for issuance pursuant to Parent's Stock Incentive Plan and Employee Stock Purchase Plan. No shares of Parent Preferred Stock are outstanding. Except as set forth in this Section 6.3 or in Section 6.3 of the Parent Disclosure Schedule, there are no Options relating to the issued or unissued capital stock of Parent or any of its Subsidiaries, or obligating Parent or any of its Subsidiaries to issue, grant or sell any shares of capital stock of, or other equity interests in, or securities convertible into equity interests in, Parent or any of its Subsidiaries. Each outstanding share of capital stock of each of Parent's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and each such share owned by Parent or one of its Subsidiaries is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Parent's or such other Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever. None of the outstanding equity securities or other securities of Parent or any of its Subsidiaries was issued in violation of the Securities Act or any other Legal Requirement. Sub is the wholly owned Subsidiary of Parent.

      6.4 SEC Reports. Parent has filed all forms, reports and documents required to be filed by it with the SEC since January 1, 1995. Company can obtain via the SEC's EDGAR database complete copies in the form filed with the SEC of, (i) Parent's Annual Reports on Form 10-K for each of the three most recently completed fiscal years of Parent, (ii) its Quarterly Reports on Form 10-Q for each of the first three fiscal quarters in each of the three most recently completed fiscal years of Parent, (iii) all proxy statements relating to Parent's meetings of shareholders (whether annual or special) held, and all information statements relating to shareholder consents, since the beginning of the first fiscal year referred to in clause (i) above, and (iv) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been filed with the
SEC) filed by Parent with the SEC since January 1, 1997 (the forms, reports, registration statements and other documents referred to in clauses (i), (ii),
(iii) and (iv) above are, collectively, the "Parent SEC Reports"). The Parent SEC Reports and any forms, reports, registration statements and other documents filed by Parent with the SEC after the date of this Agreement (x) were or will be prepared in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and
(y) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Parent Subsidiary is or has been required to file any form, report, registration statement or other document with the SEC.

      6.5 Financial Statements. The financial statements and notes contained or incorporated by reference in the Parent SEC Reports fairly present, in all material respects, the financial condition and the results of operations, changes in shareholders' equity, and cash flow of the Parent and its Subsidiaries as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP and Regulation S-X of the SEC, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the omission of notes to the extent permitted by Regulation S-X of the SEC (that, if presented, would not differ materially from notes to the financial statements included in the most recently filed Parent Annual Report on Form 10-K (the consolidated balance sheet included in such Annual Report is the "Parent Balance Sheet")); the financial statements referred to in this Section 6.5 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. No financial statements of any Person other than Parent and its Subsidiaries are required by GAAP to be included in the consolidated financial statements of Parent.

      6.6 No Undisclosed Liabilities. Except as set forth in Section 6.6 of the Parent Disclosure Schedule, Parent and its Subsidiaries have no liabilities or obligations of any nature (whether absolute, accrued, contingent, or otherwise) of the type required to be reflected or disclosed in a balance sheet or the notes thereto prepared in accordance with GAAP and Regulation S-X of the SEC, except for liabilities or obligations reflected or reserved against in the Parent Balance Sheet and current liabilities incurred in the ordinary course of business and not in violation of this Agreement since the date thereof (assuming for this purpose that this Agreement had been in effect since the date of the Parent Balance Sheet).

      6.7 Legal Proceedings. There is no pending Proceeding (i) that has been commenced by or against Parent or any of its Subsidiaries or that otherwise relates to or may affect the business of, or any of the assets owned or used by, Parent or any of its Subsidiaries, except for such Proceedings as are normally incident to the business carried on by Parent and its Subsidiaries and could not reasonably be expected to, individually or in the aggregate, result in a Parent Material Adverse Effect, or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

      6.8 Parent Common Stock. The shares of Parent Common Stock to be issued in the Merger will be validly issued, fully paid, nonassessable and free of preemptive rights.

      6.9 Pooling. To the actual knowledge of the Parent's directors and executive officers, Parent has taken no actions that would prevent the accounting of the business combination to be effected by the Merger as a pooling of interests. Parent has disclosed to its independent public accountants all actions taken by it that would impact the accounting of the business combination to be effected by the Merger as a pooling of interests. Parent, based on facts and circumstances known to it, believes that the Merger will qualify for pooling of interests accounting.

      6.10 Reorganization under Section 368 of the Code. Neither Parent, its Subsidiaries (including without limitation Sub), nor any of their Affiliates has taken, agreed to take, or omitted to take any action that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

      6.11 Brokers. No Person is entitled to any brokerage, finder's or other fee or commission in connection with the Merger and the other Contemplated Transactions based upon arrangements made by or on behalf of Parent.

      6.12 No Material Adverse Change. Since December 31, 1999, the business of the Parent has been conducted only in the ordinary course consistent with past practices and, except as set forth in Section 6.12 of the Parent Disclosure Schedule, there has not been any event which individually or in the aggregate could reasonably be expected to result in a Parent Material Adverse Effect.

                                    ARTICLE 7
                              PRE-CLOSING COVENANTS

      7.1 Conduct of Business.

            (a) During the period from the date of this Agreement and continuing until the earlier of the termination of the Agreement or the Closing, Parent and Company each agrees as to itself and its respective Subsidiaries (except to the extent that the other party will


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


otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses will be unimpaired at the Closing.

            (b) Parent and Company will each promptly notify the other of any event or occurrence not in the ordinary course of business of Parent or Company or their Subsidiaries, respectively.

            (c) Except as expressly contemplated by this Agreement, Company will not (and will not permit any of its respective Subsidiaries to), without the prior written consent of Parent:

                  (i) Subject to Section  8.17(b),  accelerate,  amend or change the period of exercisability of options or restricted stock granted under any employee stock plan of such party or authorize cash payments in exchange for any options granted under any of such plans except as required by the terms of such plans or any related agreements in effect as of the date of this Agreement;

                  (ii) Transfer or license to any person or entity or otherwise extend, amend or modify any rights to their Intellectual Property, other than in the ordinary course of business consistent with past practices;

                  (iii) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of such party, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to such former employees, directors or consultants;

                  (iv) Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose of the purchase of, any shares of its capital stock or securities convertible into shares of its capital stock or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

                  (v) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of such party and its Subsidiaries, taken as a whole;

                  (vi) Sell,  lease,  license or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to the business of such party and its Subsidiaries, taken as a whole, except in the ordinary course of business;

                  (vii) (A) Increase or agree to increase the compensation payable or to become payable to its officers or Employees, except for increases in salary or wages of Employees other than officers of Company in accordance with past practices, (B) increase or agree to increase the compensation payable or to become payable to officers of Parent, or Company or grant any additional severance or termination  pay to,  or enter  into  any  employment  or  severance
            agreements   with,  such  officers,   (C)  grant  any  severance  or
            termination pay to, or enter into any employment or severance agreement, with any Employee, except in accordance with past practices, (D) enter into any collective bargaining agreement, (E) establish, adopt, enter into or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees. For the purposes of this Section (vii), the term "officer" will include only those persons who would be required to file Form 3 or 4 under Section 16(a) of the Exchange Act.

                  (viii) Revalue any of its assets,  including  writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

                  (ix) Incur (which will not be deemed to include  entering into credit agreements, lines of credit or similar arrangements until borrowings are made under such arrangements) any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or any of its Subsidiaries or guarantee any debt securities of others, other than borrowings under the existing Company's $20 million revolving credit facility or under letters of credit consistent with past practice;

                  (x) Amend or  propose to amend its  Organizational  Documents, except as contemplated by this Agreement; or

                  (xi) Take,  or agree in writing or otherwise  to take,  any of the actions described in Sections (i) through (x) above, or any action which is reasonably likely to make any of such party's representations or warranties contained in this Agreement untrue or incorrect in any material respect on the date made (to the extent so limited) or as of the Closing.

      7.2 Cooperation. Subject to compliance with applicable law, from the date hereof until the Closing, each of Parent and Company will confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations and will promptly provide the other party or its counsel with copies of all filings made by such party with any Governmental Entity in connection with this Agreement, the Merger and the other Contemplated Transactions.

      7.3 Notification of Certain Matters. Parent will give prompt notice to Company, and Company will give prompt notice to Parent, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (a) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Closing, or (b) any failure of Parent and Sub or Company, as the case may be, or of any officer, director, employee, agent or Affiliate thereof, to comply with or satisfy in all material respects any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the above, the delivery of any notice pursuant to this section will not limit or otherwise affect the remedies available hereunder to the party receiving such notice; provided that the failure to give such notice on a timely basis shall not be treated as a breach of covenant for purpose of Section 9.2(a) or 9.3(a) unless such failure prejudices the other party in any material manner.

      7.4 Company Loan Repayment by Parent. At Closing, Parent shall pay in full the Company's obligations under, and shall cause the termination of, that certain Credit Agreement dated February 5, 1999 among DE&S Holding Co., Dollar Express, Inc., First Union National Bank and BankBoston N.A., and in connection therewith shall cause the release of the shares of Company Stock pledged as security for the loans made thereunder.

      7.5 Release of Shareholder Guarantees. After the Closing, Parent shall use all reasonable commercial efforts (other than with respect to leases for which consents are not obtained by the Company after Closing) to obtain the release of any guarantee or other similar obligations of any of the Shareholders relating to the Company, its indebtedness for borrowed money, other liabilities or obligations, or business operations (the "Shareholder Guarantees").

                                    ARTICLE 8
                              ADDITIONAL AGREEMENTS

      8.1 Public Announcements. Parent and Company shall have the right to issue a joint press release relating to the subject matter of this Agreement and the Contemplated Transactions, provided however that the timing and content of such press release shall be consistent with the requirements of law, SEC policy, any applicable bylaw of the National Association of Securities Dealers, and/or any listing agreement relating to the Parent Common Stock ("Public Disclosure Law"). The timing and content of all other announcements regarding any aspect of this Agreement or the Merger to the financial community (including meetings with the media, investors or analysts), government agencies, employees or the general public shall be determined by Parent.

      8.2 Pooling of Interests Accounting.

            (a) Pooling Affiliates. As used in this Agreement, the term "Pooling Affiliate" shall include all persons who are "affiliates" of such party for purposes of Rule 145 under the Securities Act or under applicable SEC accounting releases with respect to pooling of interests accounting treatment.

            (b) Actions Jeopardizing Pooling Treatment.  From and after the date hereof, neither Parent nor the Company, nor any of their respective Subsidiaries, nor any of the Shareholders shall take, and the Parent and Company shall use their reasonable best efforts to ensure that their respective Pooling Affiliates shall not take, any action that might jeopardize the characterization of the Merger as a pooling of interests for accounting purposes, except as expressly authorized by this Agreement. Parent, Company and Shareholders shall use their respective reasonable best efforts to cause the transactions contemplated by this Agreement, including the Merger, to be accounted for and accepted as a pooling of interests.

            (c) Company Affiliate Agreements. Company shall deliver herewith a list (reasonably satisfactory to counsel for Parent) setting forth the names and addresses of all persons who are, at the time hereof, in the reasonable judgment of Company's counsel, Pooling Affiliates of Company. Company shall furnish such information and documents as Parent shall reasonably request for the purpose of reviewing such list. Company shall use its reasonable best efforts to cause each person who is identified as a Pooling Affiliate in the such list to execute a written "lock-up" agreement on or prior to the Closing in substantially the form attached hereto as Exhibit C (the "Affiliate Agreements"). Each Shareholder hereby agrees to execute an Affiliate Agreement and deliver it to Parent within ten (10) days of the date hereof.

            (d) Affiliate Stock Legends. Parent shall be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by such Affiliates of Company pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of the Affiliate Agreements.

      8.3 Non-Competition Agreements. Each of Bernard Spain, Peter Spain, and Murray Spain shall execute and deliver to Parent at Closing a non-competition agreement, substantially in the form attached hereto as Exhibits D-1, D-2, and D-3 (collectively, the "Non-Competition Agreements"). Shareholders and the Company acknowledge that the execution and delivery of such Non-Competition Agreements is a material inducement of the Parent entering into this Agreement. The Company has taken no action and will take no action to modify or waive any rights it has under existing employment and non-competition agreements with its executive officers.

      8.4 Certain Shareholder Covenants.

            (a) At Closing, each of Bernard Spain and Murray Spain (the "Spains") shall voluntarily resign from their positions and terminate their employment with the Company and its Subsidiaries. Such resignations shall not be a Severance Event under Section 6.4 of their respective employment agreements dated February 5, 1999 ("Spain Employment Agreements"). Each of the Spains shall waive entitlement to any severance or insurance payments under the Spain Employment Agreements and shall reaffirm Sections 5, 8.1, and 10 of the Spain Employment Agreements. Each of the Spains acknowledges and agrees that such covenants and agreements survive the termination of their employment, shall remain in full force and effect, and shall be in addition to the obligations contained in the Non-Competition Agreements.

            (b) No Shareholder shall sell, transfer or otherwise dispose of, or in any other way reduce such person's risk with respect to, any shares of Parent Common Stock received in the Merger or other shares of the capital stock of Parent until after such time as financial results covering at least 30 days of post merger combined operations of Parent and the Company have been published (within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies) by Parent, in the form of a post-effective amendment, issuance of a quarterly earnings report, a Form 10-K, 10-Q or 8-K filing, or any other public issuance which includes the combined sales and net income. Parent shall use its commercially reasonable efforts to make such public issuance promptly after such financial information becomes available; provided, however, that Parent shall not be required to prepare such information on other than a calendar-month basis.

            (c) Each Shareholder hereby irrevocably waives (a) any and all restrictions on the sale of Company Shares contained in any agreement in favor of such Shareholder or to which such Shareholder is a party relating to Company Shares and any rights such Shareholder may have under any such agreement; (b) any and all preemptive rights, rights of first refusal or first offer and registration rights with respect to any Company Shares or other securities of the Company or any securities issued in exchange therefor; and (c) any and all stock purchase agreements or other agreements pursuant to which securities were purchased from the Company and any and all shareholders agreements or other agreements among shareholders of the Company or between shareholders and the Company. Without limiting the generality of the foregoing, the Company and each Shareholder shall at Closing terminate that certain Registration Rights Agreement, that certain Investor Rights Agreement and any operative provisions of the Securities Purchase and Contribution Agreement, each dated as of February 5, 1999 (collectively, the "Recapitalization Documents"), and irrevocably waive all rights and restrictions contained therein.

            (d) At Closing, each Shareholder agrees to release and forever discharge the Company, its affiliates, officers, directors and their respective heirs, personal representatives, successors and assigns (including Parent), from any and all claims, damages, losses, liabilities, demands, charges, suits, penalties, actions and causes of action, whether accrued, absolute, contingent, known or unknown, which such Shareholder may now or hereafter have, except as set forth in Article 10 hereof.

      8.5 Shareholder Representative.

            (a) The Shareholders hereby select Bernard Spain and William Woo (the "Shareholder Representatives") to act for and on behalf of all such Shareholders with respect to all matters arising in connection with Article 10 and the Escrow Agreement, including, without limitation, the power and authority, in his or her sole discretion, to:

                  (i) negotiate,  determine, defend and settle any dispute which may arise under Article 10 or the Escrow Agreement; and

                  (ii) make,  execute,  acknowledge  and deliver  any  releases, assurances, receipts, requests, instructions, notices, agreements, certificates and any other instruments, and to generally do any and all things and to take any and all actions which may be requisite, proper or advisable in connection with Article 10 or under the Escrow Agreement.

            (b) The Shareholders by the affirmative vote of the holders of seventy percent (70%) of Parent Common Stock owned by the Shareholders may replace the Shareholder

Representatives at any time with a substitute Shareholder  Representative(s) who
shall   have  all  the   powers  and   responsibilities   of  the   Shareholders
Representative set forth in this Section 8.5.

            (c) Neither the Shareholder Representatives, nor any substitute Shareholder Representatives, shall be liable to any Person for any action taken or any omission to act, in good faith, in connection with the Shareholder Representatives' responsibilities as Shareholder Representatives. The
Shareholders agree to indemnify, defend and hold harmless each of the Shareholder Representatives, from and against any Damages incurred by such Shareholder Representatives, in their capacity as such, so long as such Shareholder Representative acted, or omitted to act, in good faith.

            (d) Upon request by Parent, the Shareholder Representatives, or any substitute Shareholder Representatives, shall promptly provide Parent with a written certification of his or her selection and of the address for notices to such Shareholder Representatives. Parent may thereafter deal exclusively with the Shareholder Representatives in connection with the claims procedure in reliance on such certification. Whenever in connection with the provisions of this Agreement or the Escrow Agreement, Parent shall receive any certificate or other written correspondence from the Shareholder Representatives, such certificate or other written correspondence shall be full authorization to Parent for any action taken or suffered in good faith by it under the provisions of this Agreement or the Escrow Agreement in reliance thereon.

            (e) Action by the Shareholder Representatives shall require their unanimous consent.

      8.6 Additional Shares Listing Application. Parent will file an additional shares listing application with the Nasdaq (or any other exchange or interdealer quotation system on which the Parent Common Stock to be issued in the Merger pursuant to Article 2 may, at the Closing, be listed) to approve for a listing, subject to official notice of its issuance, of such shares. Parent shall use its reasonable best efforts to cause such shares to be approved for such listing, subject to official notice of issuance, prior to the Closing Date.

      8.7 Antitrust Filing.

            (a) Parent and Company shall file (and Company shall cause each of its Affiliates and Subsidiaries to file) any Notification and Report Form and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act, shall each use its reasonable best efforts to obtain (and Company shall cause each of its Affiliates and Subsidiaries to use its reasonable best efforts to obtain) an early termination of the applicable waiting period, and shall make (and Company shall cause each of its Affiliates and Subsidiaries to make) any further filings pursuant thereto that may be necessary, proper or advisable. Parent and Company shall consult and cooperate with one another, shall provide copies of all documents to the non-filing party prior to filing, and shall consider in good faith the views of one another in connection with any submission, analysis, presentation or proposal.

            (b) Subject to the provisions of Section 11.1(f) herein, each party shall take all such further action as reasonably may be necessary to resolve such objections, if any, as the Federal Trade Commission, the Antitrust Division of the Department of Justice, state antitrust enforcement authorities or competition authorities of any other nation or jurisdiction or any other person may assert under applicable antitrust or competition laws with respect to the transactions contemplated hereby. Notwithstanding any other provision of this Agreement, in connection with seeking any such approval of a Governmental Body, neither party shall, without the other party's prior written consent, commit to any divestiture transaction; and Parent shall not be required to agree to sell or otherwise dispose of, before or after Closing, any of its businesses, product lines, properties or assets, or agree to any changes or restrictions in the operations of such businesses, product lines, properties or assets.

      8.8 No Solicitation of Transactions.

            (a) From the date of this Agreement until the Closing or the termination of this Agreement pursuant to its terms, the Company agrees that it will not and will not permit any of its Subsidiaries, or any of its or their officers, directors, employees, representatives, agents, or affiliates, including, without limitation, any investment banker, attorney or accountant retained by the Company or any of its Subsidiaries (collectively, "Representatives") to, directly or indirectly, (i) initiate, solicit, encourage or otherwise facilitate (including by way of furnishing information), any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to an Acquisition Proposal (as defined below),
(ii) enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or to obtain an Acquisition Proposal, or (iii) agree to, approve, recommend, or endorse any Acquisition Proposal, or authorize or permit any of its or their Subsidiaries or Representatives to take any such action and Company shall promptly notify the Parent of any such inquiries and proposals received by the Company or any of its Subsidiaries or Representatives, relating to any of such matters.

            (b) For purposes of this Agreement, "Acquisition Proposal" means an inquiry, offer or proposal regarding any of the following (other than the transactions contemplated by this Agreement) involving the Company or its
Subsidiaries: (i) any merger, reorganization, offering, consolidation share exchange, recapitalization, business combination, liquidation, dissolution, or other similar transaction involving, or, any sale, lease, exchange, mortgage, pledge, transfer or other disposition of, all or any portion of the assets or of the equity securities of, the Company or any of its Subsidiaries, in a single transaction or series of related transactions which could reasonably be expected to interfere with the completion of the Merger; (ii) any tender offer or exchange offer for outstanding shares of capital stock of the Company or the filing of a registration statement under the Securities Act in connection therewith; or (iii) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

            (c)  Company  shall  ensure  that  the  officers,   directors,   key
employees, agents, representatives and Affiliates of the Company are aware of the restrictions described in this Section 8.8.

      8.9 Shareholder Approval. The Company and Shareholders will take any additional action necessary to carry out the purposes of this Agreement, including without limitation acting by unanimous written consent to reaffirm their approval of the Merger and the adoption of this Agreement by Company. Neither the Board of Directors of the Company (except in the proper exercise of their fiduciary obligations) nor any Shareholder shall take any action to cause the reconsideration or the rescinding of any approval or adoption of the Merger, this Agreement, and the Articles of Merger.

      8.10 Dissenters' Rights Notices. The Company shall timely provide all notices and other communications as are required under Pennsylvania Law in connection with statutory dissenters' rights, to the extent applicable to the Merger, including, without limitation, the notice required by Section 1571(d) of the Pennsylvania Law to the persons specified therein.

      8.11 Access to Information; Confidentiality.

            (a) Each party will afford the other party and its Representatives reasonable access during normal business hours to the properties, books, records and personnel of the other party during the period prior to the Closing to obtain all information concerning the business, including the status of merchandising efforts, leasing activities, distribution center planning, properties, results of operations and personnel of such party, as the other party may reasonably request. No information or knowledge obtained in any investigation will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the other party.

            (b) All information furnished to the parties hereto or to their respective Representatives pursuant to this Section 8.11 or the Confidentiality Agreement and all analyses, compilations, studies or other documents prepared by either party hereto or by their respective Representatives containing, or based in whole or part on, any such information, are herein collectively referred to as the "Confidential Information." In the event this Agreement is terminated, each party agrees that after the date of termination neither it nor its Representatives shall use the Confidential Information of any other party for any purpose and all copies of the Confidential Information will be returned or destroyed upon written request of the furnishing party, provided however that any Confidential Information consisting of documents prepared by a party or its Representatives based on data contained in the Confidential Information need only be destroyed and not returned, and such party shall certify to the other party that it has done so.

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


The term Confidential Information shall not include such portions of the Confidential Information which (i) are or become generally available to the public other than as a result of a disclosure by a party hereto or its Representatives in breach of its obligations hereunder or under the Confidentiality Agreement before the date hereof, (ii) are or become available to a party or its Representatives on a nonconfidential basis from a source other than the other party or its Representatives, or (iii) were known to a party or its Representatives prior to disclosure by the other party or its Representatives.

      8.12 Indemnification of Directors and Officers of the Company. Parent shall, and agrees to cause the Surviving Corporation to indemnify and hold harmless from liabilities for acts or omissions occurring at or prior to the Closing the Company's directors and officers to the same extent provided in the indemnification provisions contained in the Surviving Corporation's Articles of Incorporation and Bylaws as of March 1, 2000. In addition, from and after the Closing, any directors and officers of Company will be entitled to indemnification under Surviving Corporation's Articles of Incorporation and Bylaws, and to all other indemnity rights and protections as are afforded to other directors and officers of Surviving Corporation, and Surviving Corporation shall not amend, repeal or modify any such provision to reduce or adversely affect the rights of such persons thereunder in respect of actions or omissions by them occurring at or prior to the Closing. In the event that Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of Surviving Corporation assume the obligations set forth in this Section 8.12. The provisions of this Section 8.12 are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives.

      8.13 Letters of Company Accountants. The Company shall also use its reasonable best efforts to cause to be delivered to Parent and KPMG, a letter from Ernst & Young LLP ("E&Y"), addressed to both Parent and Company, dated as of a date within two business days of the Closing to the effect that, based upon discussions with officials responsible for financial and accounting matters, and information to be furnished to E&Y through such date, E&Y concurs with management's conclusion that, as of such date, no conditions exist which would preclude Parent from accounting for the merger with the Company as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, if the Merger is closed and consummated in accordance with this Agreement (the "E&Y Pooling Letter").

      8.14 Commercially Reasonable Efforts to Effect The Merger.

            (a) Each of Parent and Company shall, and each shall cause its Subsidiaries to, take all reasonable actions necessary or advisable to give any notice to, make any filing with or obtain any consent, authorization, order or approval of, or any exemption by, any Governmental Body, required to be given, made or obtained by Parent, Company or any of their Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

            (b) Each of Parent and Company shall give, and each shall cause its Subsidiaries to give, any notices to third parties, and shall use, and cause their respective Subsidiaries to use, their reasonable best efforts to obtain any third-party Consents (A) necessary, proper or advisable to consummate the transactions contemplated by this Agreement, (B) disclosed or required to be disclosed in the Parent Disclosure Schedule or the Company Disclosure Schedule, as the case may be, or (C) required to prevent a Company Material Adverse Effect from occurring prior to or after the Closing or a Parent Material Adverse Effect from occurring after the Closing. If either party shall fail to obtain any third party Consent described in the preceding sentence, such party shall use its reasonable best efforts, and shall take any such actions reasonably requested by the other party hereto, to minimize any adverse effect upon Parent and Company, their respective Subsidiaries and their respective businesses resulting, or which could reasonably be expected to result after the Closing, from the failure to obtain such consent.

            (c) Each of Parent and Company shall use its reasonable best efforts to effectuate the Contemplated Transactions and to fulfill and cause to be fulfilled the conditions to closing under this Agreement (including resolution of any litigation prompted hereby) as promptly as practicable. Each party, at the reasonable request of the other, shall execute and deliver such other instrument and do and perform such other acts and things as may be necessary or advisable for effecting completely the consummation of this Agreement and the Contemplated Transactions as promptly as practicable. Parent and Company shall not take any action, or refrain from taking any action, the effect of which would be to delay or impede the ability of Parent and Company to consummate the Contemplated Transactions.

            (d) From the date of this Agreement to the Closing, Company shall promptly notify Parent of any pending or, to the knowledge of Company, threatened Proceeding (i) challenging or seeking material damages in connection with the Merger or the conversion of Company common stock into Parent Shares pursuant to the Merger or (ii) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of Parent or, to the knowledge of Company, its Subsidiaries to own or operate all or any portion of the businesses or assets of Company or its Subsidiaries, which in either case is reasonably likely to have a Company Material Adverse Effect prior to or after the Closing, or an Parent Material Adverse Effect after the Closing. Each party shall contest and resist any action, including any legislative, administrative or judicial action, and shall use its reasonable best efforts to have vacated, lifted, reversed or overturned any Order that restricts, prevents or prohibits the consummation of the Merger or any other Contemplated Transaction.

            (e) In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Constituent Corporations, the proper officers and directors of each party to this Agreement shall take all such necessary action.

            (f) Each of the Shareholders shall cooperate with Company and use all reasonable commercial efforts to assist Company in complying with its obligations under this Section 8.14.

            (g) The parties obligations under this section 8.14 are in addition to, and not in place of, their obligations under the other provisions of this
Article 8.

      8.15 Company Termination Benefits. To the extent permitted under any Benefit Plan of the Company, and subject to Section 8.2(b), Company shall take all action necessary so that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in the acceleration of any vesting or the triggering of any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) due to any Employee under any Benefit Plan (other than Options under the Company Option Plan). The foregoing shall not effect, and shall otherwise be inapplicable to, the six employment agreements between the Company and its employees previously disclosed to Parent and providing for six months severance in the event of termination without cause.

      8.16 Company Employee Benefit Plans. The Benefit Plans of Company which are described on Section 4.15(b) of the Company Disclosure Schedule shall be the Benefit Plans of the Surviving Corporation at the Closing, subject to being modified and applied as described on Schedule 8.16 hereto. Notwithstanding the foregoing, (i) the Surviving Corporation shall have the right to modify, amend or terminate the employee benefit plans of the Surviving Corporation from time to time, and (ii) nothing in this Section 8.16, whether express or implied, shall confer upon any Employee of Company or the Surviving Corporation, or any other person, any rights or remedies, including (A) any right to employment or recall, (B) any right to continued employment for any specified period, or (C) any right to claim any particular compensation, benefit or aggregation of benefits, of any kind or nature whatsoever, or any right to receive any severance pay or benefits as a result of this Section 8.16. Notwithstanding the foregoing, as to the employees of the Surviving Corporation which the Parent decides to retain after Closing, the Parent intends to recognize their respective past service with the Company and its Subsidiaries (in accordance with Parent's past practice with prior mergers and acquisitions) for purposes of fringe benefits, option programs, pay and grade.

      8.17 Tax Treatment. This Agreement is intended to constitute a "plan of reorganization" within the meaning of Treas. Reg. 1.368-2(g). Parent and Company shall each use its reasonable best efforts to cause the Merger to be a reorganization within the meaning of Section 368(a) of the Code and shall not knowingly take any action or cause any action to be taken which would preclude the Merger from being so treated. Following the Closing, neither the Surviving Corporation, Parent, its Subsidiaries nor any of their Affiliates shall take any action or cause any action to be taken which would cause the Merger to fail to be a reorganization under Section 368(a) of the Code.

      8.18 Takeover Laws. Parent and Company and their respective Boards of Directors shall, as promptly as practicable, take all necessary steps to exempt the Contemplated Transactions from, or if necessary to challenge the validity or applicability of, any applicable Takeover Law and otherwise act to minimize the effects of any Takeover Law on the Contemplated Transactions.

      8.19 Current Report. Company shall provide reasonable assistance to Parent in the preparation and filing, on the earliest practicable date after the date of this Agreement, of a Current Report on Form 8-K for Parent containing the historical financial statements of Company if and to the extent required by Rule 3-05 of Regulation S-X of the SEC and the pro forma financial information with respect to the business combination contemplated by this Agreement if and to the extent required by Article 11 of Regulation S-X of the SEC.

      8.20 Collective Bargaining Agreement. Company shall concurrently herewith give all notices and perform all acts reasonably requested by Parent with respect to any collective bargaining agreement between Company and any of its Employees.

      8.21 Company Option Plan.

            (a) Company agrees and represents that each outstanding option to purchase Company Common Stock issued pursuant to the Company Option Plan, whether vested or unvested, shall not terminate or lapse on account of the Merger but instead, to the extent not exercised at Closing, shall be assumed by Parent and shall constitute an option (an "Assumed Option") (A) to acquire, on the same terms and conditions as were applicable under such Option prior to the Closing, a number of shares of Parent Common Stock (rounded to the nearest whole number) determined by multiplying the Exchange Ratio by the number of Company Common Stock then subject to purchase pursuant to such Option; and (B) at a per share exercise price for the shares of Parent Common Stock issuable upon exercise of such Assumed Option equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Option was exercisable immediately prior to the Closing by the Exchange Ratio, rounded up or down to the nearest whole cent. Notwithstanding the foregoing, Parent may, in its discretion, substitute an equivalent option under its Stock Incentive Plan in exchange for each Assumed Option.

            (b) The Company and the Shareholders agree to take all such actions necessary or desirable (including amending the Company Option Plan and option agreements) to permit Parent's assumption and/or substitution of such options as stated in Section 8.21(a) and to permit the Merger to be accounted for as a pooling of interests.

            (c) Unless the  Assumed  Options  or  options  substituted  therefor qualify for inclusion under an existing registration statement of Parent, Parent shall file and maintain the effectiveness of a short-form registration statement or registration statements with respect to the shares of Parent Common Stock subject to such Assumed Options for so long as such Assumed Options remain outstanding. Parent and Company shall use reasonable efforts to take such actions as are necessary for the conversion of the Assumed Options pursuant to this Section 8.21(c), including the reservation, issuance and listing of shares of Parent Common Stock as is necessary to effectuate the transactions contemplated by this Section 8.21(c). Parent will prepare and distribute to holders of Assumed Options a notice explaining the effect of the conversion of such holder's options into Assumed Options.

      8.22 Related Party Agreements. As of the date of the Interim Balance Sheet, all payments with respect to any Related Party Agreements, including rent, percentage rent, bonus and salary, have been paid or properly accrued on the Company's Financial Statements, and all amounts due thereunder as of Closing will be paid in full at Closing. All loans by the Company or its Subsidiaries to the Shareholders or their Affiliates will be paid in full at or before Closing. For purposes of this section, "Related Party Agreements" means all Company Contracts with any Shareholders or other Affiliates.

                                    ARTICLE 9
                              CONDITIONS TO MERGER

      9.1 Conditions Precedent to Obligation of Each Party. Each party's obligation to consummate the Merger and the transactions contemplated by this Agreement is subject to the fulfillment or waiver, on or before the Closing Date, of each of the following conditions:

            (a) HSR Act. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

            (b) No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction or any other Governmental Body and shall remain in effect, and no federal, state, local, municipal, foreign or other law, statute, rule, regulation or decree that makes consummation of the Merger illegal shall have been enacted, adopted or deemed applicable to the Merger and shall remain in effect.

      9.2 Conditions Precedent to Obligations of Parent and Sub. Parent's and Sub's obligation to consummate the Merger and the other Contemplated Transactions is subject to the fulfillment or waiver, on or before the Closing Date, of each of the following conditions:

            (a) Accuracy of Representations and Warranties. The representations and warranties of the Company set forth herein shall be accurate in all material respects on and as of the Closing Date as if made on and as of such date (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Company Material Adverse Effect" qualifications and other materiality of qualifications contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded).

            (b) Performance of Covenants. The Company shall have complied in all material respects with or performed in all material respects all agreements, covenants and conditions on their part to be performed or complied with on or prior to the Closing Date.

            (c) Deliveries. The following agreements and documents shall have been delivered to Parent, and (where applicable) shall be in full force and effect:

                  (i) a certificate, executed on behalf of Company by an executive officer of Company, confirming that the conditions set forth in paragraphs (a), (b), (d), (f) and (g) of this Section 9.2 have been satisfied in all material respects;

                  (ii) a  certificate,  executed  on  behalf of  Company  by the
            Secretary or any Assistant Secretary of Company, to the effect that the Board of Directors and shareholders of the Company have taken all actions necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the Contemplated Transactions by the Company;

                  (iii) the minute books, any stock transfer books and any corporate seal of the Company and its Subsidiaries which are in the Company's possession;

                  (iv) the opinion of Pepper  Hamilton,  counsel for the Company and the Shareholders, dated as of the Closing Date, in form and substance satisfactory to counsel for Parent and Sub;

                  (v) termination letters relating to the Recapitalization Documents and the severance benefits contained in the Employment Agreements between the Company on one hand and Bernard Spain and Murray Spain, on the other;

                  (vi) the E&Y Pooling Letter and the letter from KPMG, addressed to Parent dated as of a date within two business days before Closing to the effect that, based upon discussions with officials responsible for financial and accounting matters, and information to be furnished to KPMG through such date, KPMG concurs with Parent management's conclusion that, as of such date, no conditions exist which would preclude Parent from accounting for the merger with the Company as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, if the Merger is closed and consummated in accordance with this Agreement (the "KPMG Pooling Letter");

                  (vii) the Non-Competition Agreements, executed by each of Bernard Spain, Murray Spain, and Peter Spain and the Employment and Non- Competition Agreement executed by Peter Spain;

                  (viii) the Articles of Merger and the related officers' certificate required by Pennsylvania Law executed by the Company;

                  (ix) the written resignations of all officers and directors of
            Company, effective as of the Closing;

                  (x) Affiliate Agreements executed by each of the Company's Pooling Affiliates; and

                  (xi) such other  documents  and items as are  contemplated  by this Agreement or as Parent may reasonably request, including, with respect to Company and each of its Subsidiaries, certificates of existence, subsistence or good standing, as applicable, from their respective states of incorporation and certificates of qualification to do business for each other state in which such a certificate is required.

            (d) Consents. All material Consents, filings and notices required to be obtained, made or given in connection with the Merger and other Contemplated Transactions (including those identified on Section 4.2(a) of the Company Disclosure Schedule) shall have been obtained, made or given and shall be in full force and effect, except that no lease and other real property consents shall be required except those which are set forth at Schedule 9.2(d).

            (e) Dissenting Shares. Holders of not more than 9-98/100% of the Company Common Stock shall have the right to elect to exercise dissenters' rights pursuant to Pennsylvania Law.

            (f) No Material Adverse Change. There shall have been no material adverse change in the business, condition, capitalization, assets, liabilities, operations, financial or performance of Company since the date of this Agreement, provided, however, any material adverse change that relates primarily to (i) general economic conditions (including those in the United States, any region of the United States, or any nation in which Company conducts material transactions); (ii) general political conditions (including those in the United States, any region of the United States, or any nation in which Company conducts material transactions); (iii) general stock market conditions; (iv) the announcement of the transactions contemplated hereby; or (v) any combination of the foregoing, shall not be considered a material adverse change for purposes of this Section 9.2(f).

            (g) No  Litigation.  There  shall not be pending or  threatened  any
Proceeding: (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement;
(ii) relating to the Merger and seeking to obtain from Parent or any of its subsidiaries any damages that may be material to Parent; (iii) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; (iv) which would materially and adversely affect the right of the Surviving Corporation to own the assets or operate the business of Company; or (v) which, if adversely determined against Company or Shareholders, would be reasonably likely to cause a Company Material Adverse Effect or a Parent Material Adverse Effect.

      9.3 Conditions Precedent to Obligations of Company and the Shareholders. The obligation of the Company to consummate the Merger and the transactions contemplated by this Agreement is subject to the fulfillment or waiver, on or before the Closing Date, of each of the following conditions:

            (a) Accuracy of Representations and Warranties. The representations and warranties made by Parent and Sub herein shall be accurate in all material respects on and as of the Closing Date to the same extent as if made on and as of such date (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Parent Material Adverse Effect" qualifications and other materiality of qualifications contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Parent Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded).

            (b) Performance of Covenants. Parent and Sub shall have complied in all material respects with or performed in all material respects all agreements, covenants and conditions on their part to be performed or complied with on or prior to the Closing Date.

            (c) Deliveries. The following documents shall have been delivered to
Company:

                  (i) a certificate,  executed on behalf of Parent and Sub by an executive officer of each, confirming that the conditions set forth in paragraphs (a), (b), and (d) of this Section 9.3 have been duly satisfied;

                  (ii) a certificate by the Secretary or any Assistant Secretary of Parent and Sub to the effect that the Board of Directors of Parent and Sub and the shareholders of Parent and Sub have taken all actions necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the Contemplated Transactions by the Parent and Sub;

                  (iii) the  opinion of  Hofheimer  Nusbaum,  P.C.,  counsel for
            Parent and Sub, dated as of the Closing Date, in form and substance satisfactory to counsel for the Company and the Shareholders;

                  (iv) such other  documents  and items as are  contemplated  by this Agreement or as the Company may reasonably request.

            (d) No Material Adverse Change. There shall have been no material adverse change in the business, condition, assets, liabilities, operations, or financial performance of Parent nor an occurrence of any of the matters set forth on Schedule 9.3(d) since the date of this Agreement, provided, however, any material adverse change that relates primarily to (i) general economic conditions (including those in the United States, any region of the United States, or any nation in which Parent conducts material transactions); (ii) general political conditions (including those in the United States, any region of the United States, or any nation in which Parent conducts material transactions); (iii) stock market performance of Parent; (iv) the announcement of the transactions contemplated hereby; or (v) any combination of the foregoing, shall not be considered a material adverse change for purposes of this Section 9.3(d).

            (e) Listing. The shares of Parent Common Stock to be issued in the Merger pursuant to this Agreement shall have been approved for listing (subject to notice of issuance) pursuant to Section 8.6.

            (f) Effectiveness of Registration Statement. The Parent Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending the effectiveness of the Parent Registration Statement shall have been issued by the SEC, and no proceeding shall have been initiated or threatened in writing by the SEC for the purpose of seeking or obtaining such a stop order.

            (g) No  Litigation.  There  shall not be pending or  threatened  any
Proceeding: (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement;
(ii) relating to the Merger and seeking to obtain from Company or any of its subsidiaries any damages that may be material to


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

Company; (iii) which would materially and adversely affect the right of the Surviving Corporation to own the assets or operate the business of the Company; or (iv) which, if adversely determined against Parent, would be reasonably likely to cause a Parent Material Adverse Effect or a Company Material Adverse Effect.

                                   ARTICLE 10
                          SURVIVAL AND INDEMNIFICATION

      10.1 Indemnification Obligations of the Shareholders. To the extent provided in Section 10.3, the Shareholders, on a pro-rata basis as defined in
Section 10.3(c) and not jointly, agree to indemnify, defend and hold harmless Parent and its subsidiaries and Affiliates (including Sub and the Surviving Corporation), each of their respective officers, directors, employees, agents and representatives and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Parent Indemnified Parties") from, against and in respect of any and all claims, liabilities, obligations, losses, costs, expenses, penalties, fines and judgments (at equity or at law) and damages (including exemplary or consequential damages) whenever arising or incurred (including, without limitation, amounts paid in settlement, costs of investigation and reasonable attorneys' fees and expenses) ("Damages") arising out of or relating to:

            (a) any breach or inaccuracy of any representation or warranty made by or with respect to the Company, any of its Subsidiaries, or any Shareholder in this Agreement;

            (b) any breach of any covenant, agreement or undertaking made by or with respect to the Company, any of its subsidiaries, or any Shareholder in this Agreement;

            (c) any fraud made by or with respect to the Company, any of its Subsidiaries, or any Shareholder in connection with this Agreement and the transactions contemplated hereby;

            (d) any amounts paid in excess of the Average Closing Price to holders of Dissenting Shares pursuant to such holders' exercise of dissenters' rights incident to the Merger;

            (e) the  aggregate  Damages  relating  to the matters  described  on
Schedule 10.1(e); and

            (f) the  aggregate  Damages  relating  to the matters  described  on
Schedule 10.1(f).

The claims, liabilities, obligations, losses, costs, expenses, penalties, fines and damages of the Parent Indemnified Parties described in this Section 10.1 as to which the Parent Indemnified Parties are entitled to indemnification are hereinafter collectively referred to as "Parent Losses."

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


      10.2 Indemnification Obligations of Parent. Except as limited in Section 10.3, Parent shall indemnify and hold harmless the Shareholders and each of the affiliates, heirs, executors, successors and assigns of such Shareholders (collectively, the "Shareholder Indemnification Parties") from, against and in respect of any and all Damages arising out of or relating to:

            (a) any breach or inaccuracy of any representation or warranty made by or with respect to Parent in this Agreement;

            (b) any breach of any covenant, agreement or undertaking made by or with respect to Parent or Sub in this Agreement; or

            (c) any fraud made by or with respect to Parent in connection with this Agreement and the transactions contemplated hereby; or

            (d) the Shareholder Guarantees.

The claims, liabilities, obligations, losses, costs, expenses, penalties, fines and damages of the Shareholder Indemnification Parties described in this Section
10.2 as to which the Shareholder Indemnification Parties are entitled to indemnification are hereinafter collectively referred to as "Shareholder Losses."

      10.3 Limitations on Indemnification.

            (a) The Parent Indemnified Parties will not be entitled to seek indemnification for Parent Losses under Section 10.1(a) (excepting Section 4.3 (Capitalization)), 10.1(b) or under Section 10.1(f) (collectively, "Parent Basket Losses"), unless and until the aggregate of all Parent Basket Losses incurred by the Parent Indemnified Parties exceeds Seven Hundred Fifty Thousand Dollars ($750,000) (the "Shareholder Basket Amount") and only then to the extent that the aggregate amount of Parent Basket Losses exceeds $750,000. In no event will the Shareholders obligations for Parent Losses claimed under Section 10.1 be greater than (i) $28.8 million, if the Closing has not occurred, and (ii) after Closing, ten percent (10%) of the product of 6,000,000 multiplied by the Average Closing Price (the "Indemnification Cap Amount").

            (b) The Shareholder  Indemnification Parties will not be entitled to seek indemnification for Shareholder Losses under Section 10.2(a) and 10.2(b) (collectively, "Shareholder Basket Losses") unless and until the aggregate amount of all Shareholder Basket Losses incurred by the Shareholder Indemnification Parties exceeds Seven Hundred Fifty Thousand Dollars ($750,000) (the "Parent Basket Amount") and only then to the extent the aggregate amount of

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


Shareholder Basket Loses exceeds $750,000. In no event will Parent's obligation for Shareholder Losses under Section 10.2 be greater than the Indemnification Cap Amount.

            (c) Each Shareholder's indemnification obligation under this Article 10 shall be limited to the product of (i) the total amount of the Parent Losses subject to indemnification (after application of the other limitations contained in this Article 10) multiplied by (ii) a fraction equal to the total number of shares of Parent Common Stock such Shareholder receives pursuant to the Merger divided by the total number of shares of Parent Comment Stock received pursuant to the Merger by all Shareholders who are signatories to this Agreement.

      10.4 Indemnification Procedure.

            (a) Promptly after receipt by a Parent Indemnified Party or a Shareholder Indemnified Party (hereinafter collectively referred to as an "Indemnified Party") of notice from a third party of any complaint or the commencement of any action, Proceeding or claim with respect to which such Indemnified Party may be entitled to receive payment from the other party for any Parent Losses or Shareholder Losses (as the case may be and subject to the limitation on Parent Losses and Shareholder Losses in Section 10.3), such Indemnified Party shall notify Parent or the Shareholders (through the Shareholder Representative), whoever is the appropriate indemnifying party hereunder (the "Indemnifying Party"), of the commencement of such action, Proceeding or claim; provided, however, that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from liability for such claim arising otherwise than under this Agreement and such failure to so notify the Indemnifying Party shall relieve the Indemnifying Party from liability under this Agreement with respect to such matter only if, and only to the extent that, such failure to notify the Indemnifying Party results in the forfeiture by the Indemnifying Party of rights and defenses otherwise available to the Indemnifying Party with respect to such matter. The Indemnifying Party shall have the right, upon written notice delivered to the Indemnified Party within twenty (20) days thereafter, to assume the defense of such matter, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of the fees and disbursements of such counsel. In the event, however, that the Indemnifying Party declines or fails to assume the defense of the matter or to employ counsel reasonably satisfactory to the Indemnified Party, in either case within such twenty (20) day period, then such Indemnified Party may employ counsel to represent or defend it in any such action or Proceeding and the Indemnifying Party shall pay the reasonable fees and disbursements of such counsel as incurred; provided, however, that the Indemnifying Party shall not be required to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any jurisdiction in any single action or Proceeding. In any action or Proceeding with respect to which indemnification is being sought hereunder, the Indemnified Party or the Indemnifying Party, whichever is not assuming the defense of such action, shall have the right to participate in such matter and to retain its own counsel at such party's own expense. The Indemnifying Party or the Indemnified Party, as the case may be, shall at all times use reasonable efforts to keep the Indemnifying Party or the Indemnified Party, as the case may be, reasonably

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


apprised of the status of the defense of any action the defense of which they are maintaining and to cooperate in good faith with each other with respect to the defense of any such action.

            (b) No Indemnified Party may settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder without the prior written consent of the Indemnifying Party, unless (i) the Indemnifying Party fails to assume and maintain the defense of such claim pursuant to Section 10.4(a); or (ii) such settlement, compromise or consent includes an unconditional release of the Indemnifying Party from all liability arising out of such claim. An Indemnifying Party may not, without the prior written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder unless such settlement, compromise or consent includes an unconditional release of the Indemnified Party from all liability arising out of such claim and does not contain any equitable order, judgment or term which in any manner affects, restrains or interferes with the business of the Indemnified Party or any of the Indemnified Party's respective affiliates.

            (c) In the event an Indemnified Party shall claim a right to payment (or, a credit towards the Shareholders Basket Amount or Parent Basket Amount) pursuant to this Agreement, such Indemnified Party shall send written notice of such claim to the appropriate Indemnifying Party. Such notice shall specify the basis for such claim. As promptly as possible after the Indemnified Party has given such notice, such Indemnified Party and the appropriate Indemnifying Party shall establish the merits and amount of such claim (by mutual agreement, litigation, arbitration or otherwise) and, within five (5) business days of the final determination of the merits and amount of such claim, the Indemnifying Party shall pay to the Indemnified Party immediately available funds (or, if applicable, shall provide notice to the escrow agent regarding disbursement of the appropriate portion of the escrow fund) in an amount equal to such claim as determined hereunder (or shall record an appropriate credit against the Shareholder Basket Amount or Parent Basket Amount).

      10.5 Survival; Claims Period. All representations and warranties, covenants and agreements contained in this Agreement, the Disclosure Schedules, the supplements to the Disclosure Schedules, certificates delivered pursuant to Sections 9.2(c)(i) and 9.3(c)(i) hereof, and any other certificate or document delivered pursuant to this Agreement shall survive the Closing for the claims period specified in this Section 10.5 (the "Claims Period"), and shall not be deemed waived or otherwise affected by any investigation made or any knowledge acquired with respect thereto. A claim for indemnification may be asserted under this Agreement by an Indemnified Party only during the Claims Period.

The Claims Periods shall commence on the date of this Agreement and shall terminate one (1) year following the Effective Time; provided, however, no claim may be brought after the date of issuance of the first independent audit report with respect to the financial statements of Parent after the Effective Time if such claim is of a type expected to be encountered in the course

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

of such audit performed in accordance with generally accepted auditing standards. Notwithstanding the foregoing, if prior to the close of business on the last day of the applicable Claims Period, an Indemnifying Party shall have been properly notified as provided hereunder of a claim for indemnity hereunder and such claim shall not have been finally resolved or disposed of at such date, such claim shall continue to survive and shall remain a basis for indemnity hereunder until such claim is finally resolved or disposed of in accordance with the terms hereof.

      10.6 Recovery. Parent may recover Parent Losses in accordance with the provisions of the Escrow Agreement; provided, however, that Parent's ability to recover Parent Losses in accordance with the Escrow Agreement shall not in any way be construed to limit any remedy Parent may have against the Shareholders under this Article 10. Parent's recovery of Parent Losses shall come first from all available shares of Parent Common Stock held in escrow pursuant to the Escrow Agreement, and then from the Shareholders pursuant to the terms of this
Article 10.

      10.7 Exclusive Remedy. The indemnity of this Article 10 shall be the exclusive remedy of the Shareholder Indemnified Party against Parent or Sub in the performance of the representations, warranties, covenants, or agreements of this Agreement, or any certificate, exhibit or schedule contemplated hereby, except in the event of fraud. The indemnity of this Article 10 shall be the exclusive remedy of the Parent and Sub against the Shareholders for a breach, misrepresentation, nonfulfillment, or default by Company in the performance of the representations, warranties, covenants, or agreements of this Agreement, or any certificate, exhibit or schedule contemplated hereby, except in the event of fraud.

                                   ARTICLE 11
                        TERMINATION, AMENDMENT AND WAIVER

      11.1 Termination. This Agreement may be terminated at any time prior to the Closing, whether before or after approval of this Agreement and the Merger by the Shareholders:

            (a) by mutual consent of the Parent and the Company;

            (b) by the Parent, upon a breach on the part of the Company, the Shareholders, or any Shareholder of any covenant or agreement set forth in this Agreement, or if any representation or warranty of the Company or any Shareholder shall have become untrue, in either case such that the conditions set forth in Section 9.2(a) would not be satisfied (a "Terminating Company Breach"); provided that, if such Terminating Company Breach is curable by the Company through the exercise of reasonable efforts and for so long as the Company continues to exercise such reasonable efforts, the Parent may not terminate this Agreement under this Section 11.1(b);

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

            (c) by the Company, upon breach of any covenant or agreement on the part of the Parent or Sub set forth in this Agreement, or if any representation or warranty of the Parent or Sub shall have become untrue, in either case such that the conditions set forth in Section 9.3(a) would not be satisfied (a "Terminating Parent Breach"); provided that, if such Terminating Parent Breach is curable by the Parent or Sub through the exercise of its reasonable efforts and for so long as the Parent and Sub continue to exercise such reasonable efforts, the Company may not terminate this Agreement under this Section 11.1(c);

            (d) by either Parent or the Company, if there shall be any Order which is final and nonappealable preventing the consummation of the Merger, unless the party relying on such Order has not complied with its obligations under Article 7 and Article 8; and

            (e) by either Parent or the Company, if the Merger shall not have been consummated before June 30, 2000; provided, however, that the right to terminate this Agreement under this Section 11.1(f) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of the failure of the Merger to occur on or before such date; provided further, however, if the Closing Date is after May 31, 2000, Parent agrees to publish as soon as practicable such financial information covering the first full calendar month of combined Parent-Company operations beginning after the Closing Date as shall be required to end the pooling of interests risk-sharing period.

The right of any party  hereto to  terminate  this  Agreement  pursuant  to this
Section 11.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

      11.2  Effect of  Termination.  Each  party's  right of  termination  under
Section 11.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 11.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 8.11 and 11.5 will survive; provided, however, that if this Agreement is terminated by a party because of the breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

      11.3 Amendment. This Agreement may be amended by the parties hereto by action taken or authorized by their respective Boards of Directors at any time prior to the Closing; provided, however, that, after approval of the Merger by the shareholders of the Company or Parent, no amendment may be made which by law requires further approval by such

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

shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

      11.4 Extension; Waiver. At any time prior to the Closing, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

      11.5 Expenses. If the Merger and the other Contemplated Transactions do not close, all out-of-pocket expenses payable to financial advisors, accountants, lawyers, and consultants relating to the negotiation and execution of this Agreement and the performance of the obligations and the carrying out of the Contemplated Transactions ("Expenses") incurred by the parties hereto shall be borne solely and entirely by the party which has incurred such Expenses. In the event of the Closing of the Merger and the other Contemplated Transactions, the Company agrees that it will pay all reasonable costs, fees, and expenses incurred in connection with the Company's planned initial public offering, the Merger, and the other Contemplated Transactions, and the Company agrees that such amounts will not exceed the amounts set forth at Section 4.18 of the Company Disclosure Schedule.

                                   ARTICLE 12
                                  MISCELLANEOUS

      12.1 Taxes. Each party shall pay any and all stamp and other taxes payable or determined to be payable by it in connection with the execution and delivery of this Agreement and the other documents to be delivered by it hereunder, and agrees to save the other party harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

      12.2 Benefits and Burdens: Assignment.

            (a) Upon the execution of this Agreement by Parent, Sub, the Company, and the Shareholders, this Agreement shall become a binding and enforceable agreement with respect to Parent, Sub, the Company and the Shareholders.

            (b) This Agreement shall inure to the benefit of and shall be binding upon the Company, Sub, Parent, the Shareholders and each of their respective heirs, personal representatives, successors and permitted assigns. No party to this Agreement may assign its rights or obligations hereunder without the prior written consent of each of the other parties


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

hereto; provided, however, that this Agreement may be assigned by Parent to a corporation, all of whose issued and outstanding capital stock is owned directly or indirectly by Parent, but in such event Parent shall not be released from its obligations hereunder.

            (c) Except for Section 8.11, nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto, a successor or permitted assign of such a party or a person or entity expressly entitled to indemnification hereunder.

      12.3 Notices. All notices, communications and deliveries hereunder shall be made in writing signed by or on behalf of the party making the same, shall specify the Section hereunder pursuant to which it is given or being made, and shall be delivered personally or by telecopy transmission or sent by registered or certified mail (return receipt requested) or by any national overnight courier service (with postage and other fees prepaid) as follows:

      If to Parent or, after the Closing, the Company:

               DOLLAR TREE STORES, INC.
               500 Volvo Parkway
               Chesapeake, Virginia 23320
               Attention:  Mr. Frederick C. Coble

      With a required copy to:

               HOFHEIMER NUSBAUM, P.C.
               999 Waterside Drive, Suite 1700
               P. O. Box 3460
               Norfolk, Virginia  23514
               Attention:  William A. Old, Jr., Esquire
               Facsimile:  757-629-0660

      If, prior to Closing, to the Company and the Shareholders:

               DOLLAR EXPRESS, INC.
               1700 Tomlinson Road
               Philadelphia, PA  19116-3848
               Attention:  Mr. Bernard Spain
               Facsimile:  215-969-3123

      If, after Closing, to the Shareholders or the Shareholder Representative:

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


               Mr. Bernard Spain
               Mr. William Woo

      In either case, with a required copy to:

               PEPPER HAMILTON LLP
               3000 Two Logan Square
               Eighteenth & Arch Streets
               Philadelphia, PA  19103-2799
               Attention:  Cary S. Levinson, Esq.
               Facsimile:  215-981-4750

      and to:

               FOX, ROTHSCHILD, O'BRIEN & FRANKEL
               2000 Market Street, 10th Floor
               Philadelphia, PA  19103-3291
               Attention:  Ramon R. Obod, Esq.
               Facsimile:  215-299-2150

or to such other address or to such other person or persons designated in writing by such party or counsel, as the case may be. Any such notice, communication or delivery shall be deemed given or made (a) on the date of delivery if delivered in person, (b) on the date after delivery to a national overnight courier service, (c) upon transmission by facsimile if receipt is confirmed by telephone or (d) on the fifth (5th) business day after it is mailed by registered or certified mail.

      12.4 Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties (including, without limitation, those confidentiality agreements dated March 21, 2000 previously entered into between the Company and the Parent in connection with their consideration of the Merger, which shall be deemed null and void ab initio). The parties make no representations or warranties to each other, except as contained in this Agreement, and any and all prior representations, warranties, assurances and promises made by any party or its representatives, whether verbally or in writing, are deemed to have been merged into this Agreement, it being intended that no such prior representations, warranties, assurances and promises shall survive the execution and delivery of this Agreement.

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

      12.5 Construction; Certain Definitions.

            (a) The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Where the context requires, any reference to Parent may be deemed to include a reference to Parent, Dollar Tree Management, Inc. and/or Dollar Tree Distribution, Inc. (which are wholly owned subsidiaries of Parent), and any reference to Company may be deemed to include a reference to Company and all of its Subsidiaries, including Dollar Express Stores, Inc., Dollar Express Management, Inc., DE&S Finance Company, and Dollar Express Royalties, Inc. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

            (b) The word "including" shall mean including without limitation. The term "Person" may refer to any individual, corporation, (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or Governmental Body.

            (c) The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. The table of contents, headings and definitional cross-reference contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

      12.6 Incorporation of Exhibits and Schedules. The exhibits and schedules identified in this Agreement, including the Company Disclosure Schedule and the Parent Disclosure Schedule are incorporated herein by reference and made a part hereof. The term "Agreement" shall include all such exhibits and schedules.

      12.7  Disclosure  Schedules.  The inclusion of any item in any  Disclosure
Schedule is not evidence of the materiality or immateriality of such item for the purposes of this Agreement.

      12.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute

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


one and the same instrument, and, when signed by all of the parties hereto, shall become legally binding on such parties effective as of the date set forth at the beginning of this Agreement.

      12.9 Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State without giving effect to the choice of law principles of such State; provided, however, that the Articles of Merger and the provisions of this Agreement relating solely to the operation of the Merger for purposes of corporate law shall be governed by the applicable provisions of Pennsylvania Law.

      12.10 Enforcement; Jurisdiction; Waiver of Jury Trial.

            (a) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to any other remedy to which any party is entitled at law or in equity.

            (b) Any action or Proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement brought by the Company or the Shareholders against the Parent may be brought by the Company or any of the Shareholders ONLY in the state courts of (or if jurisdictional requirements are satisfied, the federal district courts located in) Norfolk, Virginia.

            (c) Any action or Proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement brought by the Parent against the Company or the Shareholders may be brought by the Parent ONLY in the state courts of (or if jurisdictional requirements are satisfied, the federal district courts located in) Philadelphia, Pennsylvania.

            (d) Process in any action or proceeding  referred to in this Section
12.10 may be served on any party anywhere in the world and the parties agree that mailing of process or other papers in connection with any such action or proceeding in such manner as may be permitted by law shall be valid and sufficient service thereof. The signatories hereby waive any right to a trial by jury in connection with any such action, suit or Proceeding.

      12.11 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic substance of the transactions contemplated hereby is not affected in any manner adverse to any party hereto.
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

      12.12 Time. Time is of the essence under this Agreement.

      12.13 Knowledge. The phrase "to the knowledge of" Company or Parent or its equivalent as used herein shall mean to the knowledge of directors and officers and shareholders after appropriate inquiry of the Company and its Subsidiaries or Parent and its Subsidiaries, as the case may be.

      12.14 Statutes. Any reference herein to any federal, state or local statute shall include all amendments to such statute through the date of this Agreement or the Closing, as applicable.


            [The remainder of this page is left intentionally blank.]


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


      IN WITNESS WHEREOF, each of the parties has executed or caused to be executed this Agreement under his, her or its hand and seal effective as of the day and year first above written.

COMPANY:                        DOLLAR EXPRESS, INC.


                                By:  /s/ Bernard Spain
                                     ----------------------
                                     Bernard Spain
                                     Chairman & Chief Executive Officer


PARENT:                         DOLLAR TREE STORES, INC.


                                By:  /s/ Macon F. Brock
                                     -----------------------
                                     Macon F. Brock, Jr.
                                     President & Chief Executive Officer



SUB:                            DT KEYSTONE, INC.


                                By:  /s/ Macon F. Brock
                                     -----------------------
                                     Macon F. Brock, Jr.
                                     President & Chief Executive Officer


                                    [EXECUTIONS CONTINUED]

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

SHAREHOLDERS:

                                /s/ Bernard Spain
                                ------------------------------------------
                                BERNARD SPAIN


                                /s/ Murray Spain
                                ------------------------------------------
                                MURRAY SPAIN




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


                                BERNARD SPAIN FAMILY LIMITED PARTNERSHIP

                                By:  Murray Spain, its General Partner

                                /s/ Murray Spain
                                -----------------------------------------
                                Murray Spain


                                MURRAY SPAIN FAMILY LIMITED PARTNERSHIP

                                By:  Stephen Greenfield, its General Partner

                                /s/ Stephen Greenfield
                                -----------------------------------------
                                Stephen Greenfield



                                GLOBAL PRIVATE EQUITY III LIMITED PARTNERSHIP

                                By: Advent International Limited Partnership, its General Partner

                                By: Advent International Corporation, its
                                General Partner


                                By: /s/ David M. Mussafer
                                    -------------------------
                                Name: David M. Mussafer
                                Title: Senior Vice President

                                ADVENT PGGM GLOBAL LIMITED PARTNERSHIP

                                By: Advent International Limited Partnership, its General Partner

                                By: Advent International Corporation, its
                                General Partner


                                By: /s/ David M. Mussafer
                                   -------------------------
                                Name: David M. Mussafer
                                Title: Senior Vice President



                                ADVENT PARTNERS GPE III LIMITED PARTNERSHIP

                                By: Advent International Corporation, General Partner


                                By: /s/ David M. Mussafer
                                    -------------------------
                                Name: David M. Mussafer
                                Title: Senior Vice President



                                ADVENT PARTNERS (NA) GPE III LIMITED PARTNERSHIP

                                By: Advent International Corporation, General Partner


                                By: /s/ David M. Mussafer
                                    -------------------------
                                Name: David M. Mussafer
                                Title: Senior Vice President

                                ADVENT PARTNERS LIMITED PARTNERSHIP

                                By: Advent International Corporation, General Partner


                                By: /s/ David M. Mussafer
                                -------------------------
                                Name: David M. Mussafer
                                Title: Senior Vice President



                                GUAYACAN PRIVATE EQUITY FUND
                                LIMITED PARTNERSHIP

                                By: Advent-Morro Equity Partners, Inc., its
                                General Partner


                                By:/s/ Cyril L. Meduna_
                                   -----------------------
                                Name: Cyril L. Meduna
                                Title:  President



                                DOLLAR EXPRESS INVESTMENT, LLC



                                By: /s/ John T. Johnston III
                                   -----------------------------
                                   Name: John T. Johnston III
                                   Title: Managing Director